LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                              THE GSI GROUP, INC.,

                                   AS BORROWER

                                       AND

                          DAVID MANUFACTURING CO., AND
                        ASSUMPTION LEASING COMPANY, INC.,

                                  AS GUARANTORS

                    CONGRESS FINANCIAL CORPORATION (CENTRAL),

                                    AS AGENT

                                       AND

                            THE LENDERS NAMED HEREIN,

                                   AS LENDERS


                             DATED: OCTOBER 31, 2003

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
SECTION  1.     DEFINITIONS                                                    1
-----------     -----------
SECTION  2.     CREDIT  FACILITIES                                            30
-----------     ------------------
2.1     Revolving  Loans.                                                     30
---     -----------------
2.2     Letter  of  Credit  Accommodations.                                   32
---     -----------------------------------
2.3     Term  Loan.                                                           36
---     -----------
2.4     Fixed  Asset  Amount                                                  36
---     --------------------
2.5     Commitments                                                           37
---     -----------
2.6     Maximum  Revolving  Credit  Increases                                 37
---     -------------------------------------
SECTION  3.     INTEREST  AND  FEES                                           38
-----------     -------------------
3.1     Interest.                                                             38
---     ---------
3.2     Fees.                                                                 39
---     -----
3.3     Changes  in  Laws  and  Increased  Costs  of  Loans.                  39
---     ----------------------------------------------------
SECTION  4.     CONDITIONS  PRECEDENT                                         41
-----------     ---------------------
4.1     Conditions  Precedent  to  Initial  Loans  and  Letter  of  Credit
---     ------------------------------------------------------------------
Accommodations                                                                41
---     ------
4.2     Conditions  Precedent  to All Loans and Letter of Credit Accommodations
---     -----------------------------------------------------------------------
                                                                              44
4.3     Additional  Conditions Precedent to Exim Revolving Loans and Exim Letter
---     ------------------------------------------------------------------------
of  Credit  Accommodations                                                    45
--------------------------
SECTION  5.     GRANT  AND  PERFECTION  OF  SECURITY  INTEREST                45
-----------     ----------------------------------------------
5.1     Grant  of  Security  Interest                                         45
---     -----------------------------
5.2     Perfection  of  Security  Interests.                                  47
---     ------------------------------------
SECTION  6.     COLLECTION  AND  ADMINISTRATION                               51
-----------     -------------------------------
6.1     Borrower's  Loan  Accounts                                            51
---     --------------------------
6.2     Statements                                                            51
---     ----------
6.3     Collection  of  Accounts.                                             51
---     -------------------------
6.4     Payments.                                                             53
---     ---------
6.5     Authorization  to  Make  Loans                                        56
---     ------------------------------
6.6     Use  of  Proceeds                                                     56
---     -----------------
6.7     [Intentionally  Omitted].                                             56
---     -------------------------
6.8     Pro  Rata  Treatment                                                  57
---     --------------------
6.9     Sharing  of  Payments,  Etc.                                          57
---     ----------------------------
6.10     Settlement  Procedures.                                              58
----     -----------------------
6.11     Obligations  Several;  Independent  Nature  of Lenders' Rights       60
----     --------------------------------------------------------------
SECTION  7.     COLLATERAL  REPORTING  AND  COVENANTS                         60
-----------     -------------------------------------
7.1     Collateral  Reporting.                                                60
---     ----------------------
7.2     Accounts  Covenants.                                                  61
---     --------------------
7.3     Inventory  Covenants                                                  62
---     --------------------
7.4     Equipment  and  Real  Property  Covenants                             63
---     -----------------------------------------
7.5     Power  of  Attorney                                                   64
---     -------------------
7.6     Right  to  Cure                                                       65
---     ---------------
7.7     Access  to  Premises                                                  65
---     --------------------
SECTION  8.     REPRESENTATIONS  AND  WARRANTIES                              65
-----------     --------------------------------
8.1     Corporate  Existence,  Power  and  Authority                          65
---     --------------------------------------------
8.2     Name;  State  of  Organization;  Chief  Executive  Office;  Collateral
---     ----------------------------------------------------------------------
Locations.                                                                    66
---     --
8.3     Financial  Statements;  No  Material  Adverse  Change                 66
---     -----------------------------------------------------
8.4     Priority  of  Liens;  Title  to  Properties                           67
---     -------------------------------------------
8.5     Tax  Returns                                                          67
---     ------------
8.6     Litigation                                                            67
---     ----------
8.7     Compliance  with  Other  Agreement  and  Applicable  Laws.            67
---     ----------------------------------------------------------
8.8     Environmental  Compliance.                                            68
---     --------------------------
8.9     Employee  Benefits.                                                   69
---     -------------------
8.10     Bank  Accounts                                                       69
----     --------------
8.11     Intellectual  Property                                               69
----     ----------------------
8.12     Subsidiaries;  Affiliates;  Capitalization;  Solvency.               70
----     ------------------------------------------------------
8.13     Labor  Disputes.                                                     71
----     ----------------
8.14     Restrictions  on  Subsidiaries                                       71
----     ------------------------------
8.15     Material  Contracts                                                  71
----     -------------------
8.16     Payable  Practices                                                   71
----     ------------------
8.17     Accuracy  and  Completeness  of  Information                         72
----     --------------------------------------------
8.18     Senior  Indebtedness                                                 72
----     --------------------
8.19     Single  Economic  Enterprise                                         72
----     ----------------------------
8.20     Survival  of  Warranties;  Cumulative                                72
----     -------------------------------------
SECTION  9.     AFFIRMATIVE  AND  NEGATIVE  COVENANTS                         72
-----------     -------------------------------------
9.1     Maintenance  of  Existence.                                           72
---     ---------------------------
9.2     New  Collateral  Locations                                            73
---     --------------------------
9.3     Compliance  with  Laws,  Regulations,  Etc.                           73
---     -------------------------------------------
9.4     Payment  of  Taxes  and  Claims                                       74
---     -------------------------------
9.5     Insurance                                                             74
---     ---------
9.6     Financial  Statements  and  Other  Information.                       75
---     -----------------------------------------------
9.7     Sale  of  Assets,  Consolidation,  Merger,  Dissolution,  Etc         77
---     -------------------------------------------------------------
9.8     Encumbrances                                                          79
---     ------------
9.9     Indebtedness                                                          80
---     ------------
9.10     Loans,  Investments,  Etc                                            83
----     -------------------------
9.11     Dividends  and  Redemptions                                          85
----     ---------------------------
9.12     Transactions  with  Affiliates                                       86
----     ------------------------------
9.13     Compliance  with  ERISA                                              86
----     -----------------------
9.14     End  of  Fiscal  Years;  Fiscal  Quarters                            87
----     -----------------------------------------
9.15     Change  in  Business                                                 87
----     --------------------
9.16     Limitation  of  Restrictions  Affecting  Subsidiaries                87
----     -----------------------------------------------------
9.17     Secured  Indebtedness  to  EBITDA  Ratio                             88
----     ----------------------------------------
9.18     License  Agreements.                                                 88
----     --------------------
9.19     After  Acquired  Real  Property                                      89
----     -------------------------------
9.20     Costs  and  Expenses                                                 89
----     --------------------
9.21     Further  Assurances                                                  90
----     -------------------
9.22     Fixed  Charge  Coverage  Ratio                                       90
----     ------------------------------
9.23     Permitted  Bond  Repurchases                                         90
----     ----------------------------
9.24     Sale  Leasebacks                                                     91
----     ----------------
9.25     Excess  Availability                                                 91
----     --------------------
9.26     Exim  Covenants                                                      91
----     ---------------
9.27     Bank  Accounts                                                       91
----     --------------
SECTION  10.     EVENTS  OF  DEFAULT  AND  REMEDIES                           92
------------     ----------------------------------
10.1     Events  of  Default                                                  92
----     -------------------
10.2     Remedies.                                                            94
----     ---------
SECTION  11.     JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW 98
------------     ------------------------------------------------------------
11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
----     ----------------------------------------------------------------------
                                                                              98
11.2     Waiver  of  Notices                                                  99
----     -------------------
11.3     Amendments  and  Waivers.                                            99
----     -------------------------
11.4     Waiver  of  Counterclaims                                           102
----     -------------------------
11.5     Indemnification                                                     102
----     ---------------
SECTION  12.     THE  AGENT                                                  103
------------     ----------
12.1     Appointment,  Powers  and  Immunities                               103
----     -------------------------------------
12.2     Reliance  by  Agent                                                 103
----     -------------------
12.3     Events  of  Default.                                                104
----     --------------------
12.4     Congress  in  its  Individual  Capacity                             104
----     ---------------------------------------
12.5     Indemnification                                                     104
----     ---------------
12.6     Non-Reliance  on  Agent  and  Other  Lenders                        105
----     --------------------------------------------
12.7     Failure  to  Act                                                    105
----     ----------------
12.8     Additional  Loans                                                   105
----     -----------------
12.9     Concerning  the  Collateral  and  the  Related  Financing  Agreements
----     ---------------------------------------------------------------------
                                                                             106
12.10     Field  Audit, Examination Reports and Other Information; Disclaimer by
-----     ----------------------------------------------------------------------
Lenders                                                                      106
-------
12.11     Collateral  Matters.                                               107
-----     --------------------
12.12     Agency  for  Perfection                                            108
-----     -----------------------
12.13     Successor  Agent                                                   109
-----     ----------------
SECTION  13.     TERM  OF  AGREEMENT;  MISCELLANEOUS                         109
------------     -----------------------------------
13.1     Term.                                                               109
----     -----
13.2     Interpretative  Provisions.                                         111
----     ---------------------------
13.3     Notices                                                             112
----     -------
13.4     Partial  Invalidity                                                 113
----     -------------------
13.5     Successors                                                          113
----     ----------
13.6     Assignments;  Participations.                                       114
----     -----------------------------
13.7     Entire  Agreement                                                   117
----     -----------------
13.8     Counterparts,  Etc                                                  117
----     ------------------



INDEX  TO
EXHIBITS  AND  SCHEDULES



Exhibit A
  Form of Assignment and Acceptance
Exhibit B
  Information Certificate
Exhibit C . . . . . . . . . . . . .  Form of Compliance Certificate
Exhibit D . . . . . . . . . . . . .  Form of Borrowing Base Certificate
Exhibit E . . . . . . . . . . . . .  Closing Checklist
Schedule 1
  Existing Lenders
Schedule 2
  Existing Letters of Credit
Schedule 3
  Permitted Holders
Schedule 4
  Commitments
Schedule 5
  Eligibility Matters
Schedule 6
  Fiscal Months

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

     This Loan and Security Agreement dated October 31, 2003 is entered into by and among The GSI Group, Inc., a Delaware corporation ("Borrower"), David Manufacturing Co., an Iowa corporation ("DMC"), Assumption Leasing Company, Inc., an Illinois corporation ("ALC" and together with DMC, each individually a "Guarantor" and collectively, "Guarantors"), the lenders from time to time parties hereto, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Central) , an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").
                              W I T N E S S E T H:

     WHEREAS, Borrower and Guarantors have requested that Agent and Lenders enter into financing arrangements with Borrower pursuant to which Lenders may make loans and provide other financial accommodations to Borrower; and WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrower on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION  1.     DEFINITIONS
                -----------
     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:
"Ableco" shall mean Ableco Finance LLC, a Delaware limited liability company. "Accounts" shall mean, as to Borrower and each Guarantor, all present and future rights of Borrower and such Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.
"Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

"Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.
"Agent" shall mean Congress Financial Corporation (Central) in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.
"Agent Payment Account" shall mean account no. 5000000030266 of Agent at Wachovia Bank, National Association, or such other account of Agent as Agent may from time to time designate to Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements. "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans (other than the Term Loan), Eurodollar Rate Loans and Letter of Credit Accommodations, the applicable row of percentages set forth below if the Excess Availability as of the last Business Day of the immediately preceding Fiscal Month is at or within the amounts indicated for such row:




                              Applicable Margin
                                for Prime Rate     Applicable Margin
                                 Loans (other        for Eurodollar    Letter of Credit
Excess Availability          than the Term Loan)       Rate Loans       Accommodations
---------------------------  --------------------  ------------------  -----------------
(a)  $15,000,000 or more. .                 0.00%               2.50%              2.00%
(b)  Greater than or equal
to $7,500,000 and less than
                             $        15,000,000                0.25%              2.75%  2.25%
(c)  Less than $7,500,000 .                 0.50%               3.00%              2.50%

provided  however,  that,  beginning  on  the date hereof and continuing through
-----------------   ----
April  30,  2004,  the Applicable Margin shall be (i) one quarter of one (0.25%)
----
percent  for  Prime  Rate  Loans  (other than the Term Loan), (ii) two and three
--
quarters (2.75%) percent for Eurodollar Rate Loans and (iii) two and one quarter
--
(2.25%)  percent  for  Letter  of  Credit  Accommodations.
     "Approved Fund" shall mean with respect to Ableco or any other Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
"Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.6 hereof.
"Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof. "Bond Repurchase" shall have the meaning set forth in Section 9.23 hereof. "Bond Repurchase Reserve" shall mean an amount equal to $12,500,000; provided,
                                                                       --------
that such Bond Repurchase Reserve (i) may be reduced by Borrower, in its sole discretion, from time to time by an aggregate amount not to exceed $5,000,000 upon one (1) Business Day's prior written notice provided by Borrower to Agent specifying the amount of such reduction and (ii) shall be reduced by Agent from time to time in accordance with Section 9.23 hereof by an aggregate amount not to exceed $7,500,000.
"Borrowing Base" shall mean, at any time, without duplication, the amount equal to:
     (a) the amount equal to eighty-five (85%) percent of the Net Amount of the Eligible Accounts;
          plus
          -----
     (b) the lesser of: (i) eighty-five (85%) percent of the Net Amount of Eligible FarmPro Accounts and (ii) $1,000,000;
          plus
          ----
     (c)     the  lesser  of:
     (i)     the  sum  of  (A) forty-five (45%) percent of the Value of Eligible
Inventory  consisting  of  raw  materials plus (B) the lesser of (1) fifty (50%)
                                          ----
percent of the Value of Eligible Inventory consisting of work-in-process and (2) the WIP Limit at such time plus (C) fifty (50%) percent of the Value of Eligible
                           ----
Inventory  consisting  of  finished  goods,
          (ii) eighty-five (85%) percent of the Net Orderly Liquidation Value Factor (based on the most recent appraisal) multiplied by the Value of Eligible Inventory; provided, that (x) such eighty-five (85%) percent advance rate shall
            --------
be increased to ninety (90%) percent from April 1 through and including September 30 of each year and shall remain at eighty-five (85%) percent at all other times and (y) the applicable advance rate (i.e., eighty-five (85%) percent or ninety (90%) percent, as applicable, of the Net Orderly Liquidation Value Factor) when applied against the Value of Eligible Inventory consisting of work-in-process shall not result in an amount in excess of the WIP Limit then in effect for purposes of this clause (ii), and
          (iii)  the  Inventory  Loan  Limit;
     plus
     ----
     (d)     the  Fixed  Asset  Amount  at  such  time;
     minus
     -----
          (e)     Reserves;
          minus
          -----
     (f)     Bond  Repurchase  Reserve;
provided,  however that notwithstanding the foregoing calculation, the amount of
--------
Borrowing Base actually attributed to the assets of DMC at any time shall not exceed the DMC Sublimit then in effect.
For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Non-Exim Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Non-Exim Revolving Loans to the extent Agent is in effect basing the issuance of the Non-Exim Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Non-Exim Letter of Credit Accommodations. In determining the actual amounts of such Non-Exim Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Non-Exim Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory shall, at Agent's option, be determined based on the lesser of (A) the amount of Inventory set forth in the general ledger of Borrower and DMC or (B) the sum of the perpetual inventory record maintained by Borrower and DMC plus
                                                                            ----
those  reconciling  items  set  forth  on  Part  III  of  Schedule  5  hereto.
     "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.
"Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.
"Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).
"Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that the full faith and credit of the United
                          --------
States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of Borrower or any Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that the terms of such agreements comply with the
              --------
guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.
"Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower or any Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of Borrower or any Guarantor or the adoption of a plan by the stockholders of Borrower or any Guarantor relating to the dissolution or liquidation of Borrower or such Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of Borrower or any Guarantor or the Board of Directors of Borrower or any Guarantor; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower or any Guarantor (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower or such Guarantor, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower or any Guarantor then still in office; (e) the failure of the Permitted Holders to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Borrower; (f) the failure of Borrower to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any Guarantor; or (g) the occurrence of any "Change of Control" (as such term is defined in the Indenture).
"Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
"Collateral" shall have the meaning set forth in Section 5.1 hereof. "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to Borrower or any Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.
"Commitment" shall mean, at any time subject to the last sentence of this definition, as to each Lender, the principal amount set forth next to such Lender's name on Schedule 4 hereto designated as the Revolving Commitment and/or Term Commitment or on Schedule I to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.6 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments". The term "Commitment" with respect to any Term Lender once the Term Loan is advanced, shall mean the outstanding amount of such Term Lender's Term Loan.
"Commitment Letter" shall mean the letter agreement, dated September 18, 2003, between Borrower and Agent, setting forth certain fees payable by Borrower to Agent for the benefit of itself and Revolving Lenders and setting forth certain terms and conditions of the financing arrangements among the parties hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
"Congress"  shall  mean  Congress  Financial  Corporation (Central), an Illinois
corporation, in its individual capacity, and its successors and assigns. "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of Borrower pursuant to Sections 2.1 and 2.2 hereof.
"Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.
"Defaulting Revolving Lender" shall have the meaning set forth in Section 6.10(d) hereof.
"Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, Borrower or a Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by Borrower or such Guarantor and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.
"DMC Sublimit" shall mean as of any date of determination, the sum of (a) the aggregate amount of outstanding Indebtedness and other monetary obligations owing by DMC to Borrower plus (b) the product of (i) ninety (90%) multiplied by
                          ----                                     ----------
(ii) the amount by which the Fair and Present Fair Saleable Value of DMC's assets exceeds DMC's liabilities as reflected on DMC's latest consolidating financial statements delivered to Agent, in each case above as certified to Agent pursuant to Section 9.6(a) hereof.
"EBITDA" shall mean, with respect to Borrower and its Subsidiaries on a consolidated basis for any fiscal period, (a) consolidated net income for such period; plus (b) without duplication, an amount which, in the determination of
         ----
such consolidated net income has been deducted for (i) Interest Expense, accretion of original issue discount, amortization of debt issuance costs and any other fees and costs under any Financing Agreement, (ii) depreciation and amortization, (iii) provisions for federal, state, local and foreign taxes based on income or profits, (iv) non-cash restructuring and closing costs associated with the closure of facilities and operations and non-cash operating losses of such closed facilities and operations in the month of and subsequent to their closure, (v) extraordinary non-cash losses and non-cash impairment charges, including goodwill impairment charges, (vi) write-offs in connection with Borrower's joint venture with Resin Tech. in an amount not to exceed $500,000 for the six (6) month period ending June 30, 2003, (vii) write-offs in connection with royalty payments that will not materialize from Borrower's sale of its Hatchery division in an amount not to exceed $94,000 for the nine (9) month period ending December 31, 2003 and (viii) write-offs of foreign accounts receivable in connection with Borrower's restructuring in an amount not to exceed $129,000 for Borrower's fiscal year ending December 31, 2003; minus (c)
                                                                       -----
an amount which, in the determination of such consolidated net income has been included for extraordinary gains and gains associated with the purchase and retirement of securities subject to the Indentures, all calculated in accordance with GAAP; and minus (d) the amount of any cash items not otherwise deducted in
                -----
determining net income (or loss) to the extent that such items were previously added back to EBITDA as non-recurring, non-cash items in any prior fiscal period.
"Eligible Accounts" shall mean Accounts (other than Eligible FarmPro Accounts and Eligible Export-Related Accounts Receivable) created by Borrower or DMC which are and continue to be acceptable to Agent based on the criteria set forth below. In general, Accounts (other than Eligible FarmPro Accounts and Eligible Export-Related Accounts) shall be Eligible Accounts if:
     (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or DMC or rendition of services by Borrower or DMC in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;
(b) such Accounts are not unpaid more than sixty (60) days past the original due date for them;
(c) such Accounts are not unpaid more than (i) ninety (90) days after the date of the original invoice for them or (ii) one hundred fifty (150) days from the original invoice date thereof for Accounts with special dating terms arising under existing programs of Borrower set forth on Part I of Schedule 5 hereto or such other programs which are otherwise approved by Agent in writing;
(d) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;
(e) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;
(f) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that at
                                                               --------
any time promptly upon Agent's request, Borrower and DMC shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower or DMC an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and Borrower and DMC have complied with the terms of
Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);
(g) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's or DMC's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;
(h) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower or DMC to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts),
(i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;
(j) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;
(k) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower, DMC or any Guarantor except as set forth on Part II of
Schedule  5  hereto  or  as  otherwise  approved  by  Agent  in  writing;
(l) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, (i) a letter of credit, in form and substance satisfactory to Agent, has been obtained with respect to such Account and account debtor, or (ii) if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;
(m) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);
(n) such Accounts are not evidenced by or arising under any instrument or chattel paper;
(o) the aggregate amount of such Accounts owing by a single account debtor does not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of ten (10%) percent may be deemed Eligible Accounts);
(p) such Accounts are not owed by an account debtor who has Accounts unpaid more than the number of days set forth in clauses (b) and (c) of this definition after the original due date or invoice date, as applicable, which collectively constitute more than fifty (50%) percent of the total Accounts of such account debtor;
(q)     the  account  debtor is not located in a state requiring the filing of a
Notice of Business Activities Report or similar report in order to permit Borrower or DMC to seek judicial enforcement in such State of payment of such Account, unless Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;
(r) such Accounts are owed by account debtors deemed creditworthy at all times by Agent.
The  criteria  for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower or DMC prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.
     "Eligible Equipment" shall mean Equipment of Borrower or DMC which (a) have been appraised by an appraiser acceptable to Agent and which appraisals are satisfactory to Agent as to form, scope and methodology in accordance with
Section 7.4(a), (b) do not consist of fixtures, (c) can be readily removed from the Real Property unless Agent also has a first priority perfected lien on such Real Property or otherwise has a Collateral Access Agreement with all necessary parties permitting the removal thereof, (d) are not leased, worn-out or obsolete, (e) are subject to the first priority, valid and perfected security interest of Agent and are subject to no other junior liens, (f) are located on properties which are owned by Borrower or DMC or as to which the lessor of any such property has executed a Collateral Access Agreement in favor of Agent and
(g) are otherwise acceptable to Agent for inclusion in the Borrowing Base. "Eligible Export-Related Accounts Receivable" shall have the meaning set forth in the Exim Borrower Agreement.
"Eligible Export-Related Inventory" shall have the meaning set forth in the Exim Borrower Agreement.
"Eligible FarmPro Accounts" shall mean Accounts owing by FarmPro, Inc. to Borrower or DMC which are and continue to be acceptable to Agent based on the criteria set forth below. In general, such Accounts shall be Eligible FarmPro Accounts if:
     (a) such Accounts meet all of the eligibility requirements stated in the definition of "Eligible Accounts";
(b) such Accounts are secured by a first priority perfected security interest (including, without limitation, in the case of any material real estate, a mortgage lien) in the assets of FarmPro, Inc. in favor of Borrower and DMC and such security interests and liens are documented and assigned to Agent in form and substance acceptable to Agent; and
(c) Agent has received current information about FarmPro, Inc. reasonably satisfactory to Agent to allow Agent to determine that it is satisfied with FarmPro, Inc.'s ability to pay such Accounts in accordance with their terms.
     "Eligible Inventory" shall mean, as to each of Borrower and DMC, Inventory of Borrower and DMC consisting of finished goods held for resale in the ordinary course of the business of Borrower and DMC, raw materials for such finished goods and work-in-process, in each case which are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include:
(a) spare parts for equipment other than Inventory consisting of spare parts held for sale to customers; (b) packaging and shipping materials not specifically identified as a component of any finished goods; (c) supplies used or consumed in Borrower's or DMC's business; (d) Inventory at premises other than those owned and controlled by Borrower or DMC, except any Inventory which would otherwise be deemed Eligible Inventory that is not located at premises owned  and  operated  by Borrower or DMC may nevertheless be considered Eligible
Inventory: (i) as to locations which are leased by Borrower or DMC, if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Agent shall have established such Reserves in respect of amounts at any time payable by Borrower or DMC to the owner and lessor thereof as Agent shall determine, and (ii) as to any location owned and operated by a third person (other than consignment locations under clause (i) below), if Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location to the extent the Value of Inventory at such location is in excess of $100,000 or if Agent has requested a Collateral Access Agreement for such location during the existence of a Trigger Event, in such case duly authorized, executed and delivered by such owner and operator or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Agent shall have established such Reserves in respect of amounts at any time payable by Borrower or DMC to the owner and operator thereof as Agent shall determine, and in addition, if required by Agent, if Agent shall have received: (A) UCC financing statements between the owner and operator, as consignee or bailee and Borrower or DMC, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent; (e) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein); (f) bill and hold goods; unserviceable, obsolete or slow moving Inventory; (g) Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (h) returned, damaged and/or defective Inventory;
(i) Inventory purchased or sold on consignment unless, in the case of Inventory sold on consignment, the requirements of Section 5.2(j) with respect to such consigned Inventory are satisfied; provided, that if Agent shall not have
                                       --------
received  a  Collateral  Access  Agreement from the consignee in accordance with
Section 5.2(j), such consigned Inventory shall be considered to be Eligible Inventory to the extent the Value of such Inventory, together with the Value of all other consigned Inventory at any location without a Collateral Access Agreement, is less than $100,000 and no Trigger Event exists; provided, that
                                                                  --------
Agent may, at its option, nevertheless consider such consigned Inventory to be Eligible Inventory to the extent Agent shall have established such Reserves as Agent shall determine; (j) Inventory that qualifies as Eligible Export-Related Inventory; (k) Inventory located in the United States that is to be sold outside the United States; (l) Inventory located outside the United States of America; and (m) Inventory which has been returned or repurchased under any warranty issued by Borrower or DMC. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower or DMC prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.
"Eligible Real Property" shall mean Real Property of Borrower or DMC (i) subject to a Mortgage pursuant to which Agent has been granted a valid first mortgage lien in such Real Property, (ii) as to which Agent has received, in each case, in form and substance satisfactory to Agent (A) a valid and effective title policy insuring such Mortgage meeting the requirements set forth in Section 4.1(n), (B) an environmental audit meeting the requirements set forth in Section 4.1(m) and (C) written appraisals meeting the requirements set forth in Section 7.4(a) and (iii) which has otherwise been approved by Agent for inclusion in the Borrowing Base prior to the date hereof.
"Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) neither Borrower nor any Guarantor or any Affiliate of Borrower or any Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of Borrower or any Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.
"Enforcement Action" shall mean the exercise by Agent in good faith of any of its material enforcement rights and remedies as a secured creditor hereunder or under the other Financing Agreements, applicable law or otherwise at any time following the occurrence and during the continuance of an Event of Default (including, without limitation, the demand for the immediate payment of all of the Obligations, the solicitation of bids from third parties to conduct the liquidation of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral, the commencement of any action to foreclose on the security interests or liens of Agent in all or any material portion of the Collateral, notification of account debtors to make payments to Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any portion of the Collateral).
"Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower or any Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure  to  any  Hazardous  Materials.
"Equipment" shall mean, as to Borrower or any Guarantor, all of Borrower's or such Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.
"Equipment Sublimit" shall have the meaning set forth in the definition of Fixed Asset Amount.
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto. "ERISA Affiliate" shall mean any person required to be aggregated with Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.
"ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan;
(b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower, any Guarantor or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower, any Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by Borrower, any Guarantor or any ERISA Affiliate from a
Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower, any Guarantor or any ERISA Affiliate in excess of $500,000; and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower in excess of $500,000. "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.
"Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof. For the avoidance of doubt, the Term Loan shall not constitute a Eurodollar Rate Loan at any time.
"Event  of  Default"  shall  mean  the  occurrence  or existence of any event or condition  described  in  Section  10.1  hereof.
"Excess Availability" shall mean, as to Borrower, the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the sum of (A) the Borrowing Base plus, to the extent all the conditions set forth in Section
                     ----
4.3 hereof are satisfied, (B) the lesser of (1) the Export-Related Borrowing Base and (2) the Maximum Exim Revolving Credit and (ii) the Maximum Revolving Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of Borrower (other than Term Loan Obligations), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower or DMC which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrower or DMC in good faith), plus (iii) without duplication, the amount of checks issued by Borrower or DMC to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrower or DMC in good faith), but not yet sent. "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.
"Exim"  shall  mean  Export-Import  Bank  of  the  United  States.
"Exim Borrower Agreement" shall mean that certain Borrower Agreement, among Borrower, Agent and Exim, as modified by any applicable loan authorization agreements and by any waivers approved by Agent and Exim, and as otherwise amended or modified from time to time.
"Exim Excess Availability" shall mean as to Borrower, the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Export-Related Borrowing Base and (ii) the lesser of: (A) the Maximum Exim Revolving Credit and (B) the Maximum Revolving Credit less the outstanding amount of Non-Exim Revolving Loans and Non-Exim Letter of Credit Accommodations, minus (b) the amount of all then outstanding and unpaid Exim Revolving Loans and
-----
Exim  Letter  of  Credit  Accommodations.
"Exim Facility" shall mean the Exim Revolving Loans and the Exim Letter of Credit Accommodations provided under this Agreement to the extent all the conditions under Section 4.3 have been satisfied.
"Exim Guarantee" shall mean the Master Guaranty Agreement issued by Exim in form and substance satisfactory to Agent which guarantees to Agent, for the benefit of the Revolving Lenders, the outstanding amount of any Exim Revolving Loans and/or Exim Letter of Credit Accommodations (or such portion thereof as shall be acceptable to Agent and Required Revolving Lenders).
"Exim Guarantee Documents" shall mean, collectively, the Exim Borrower Agreement, the Exim Guarantee, and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Exim, Agent, any Lender, Borrower or any Obligor in connection with the Exim Borrower Agreement and Exim Guarantee, in each case as amended or otherwise modified from time to time.
"Exim Letter of Credit Accommodations" shall mean, collectively, (a) the letters of credit, merchandise purchase or other guaranties which are from time to time either issued or opened by Agent or any Lender for the account of Borrower or any Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or any Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Exim Letter of Credit Accommodation", in each case provided under Section 2.2(a)(ii) hereof and in each case supported by an Exim Guarantee.
"Exim Primary Collateral" shall mean the Collateral designated under the terms of the Exim Guarantee Documents as constituting primary collateral securing the Exim Revolving Loans and the Exim Letter of Credit Accommodations.
"Exim Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Revolving Lender or by Agent for the account of any Revolving Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1(b) hereof and which are supported by an Exim Guarantee.
"Existing Lenders" shall mean the lenders to Borrower and its Subsidiaries listed on Schedule 1 hereto (and including LaSalle Bank National Association in its capacity as agent acting for such lenders) and their respective predecessors, successors and assigns.
"Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of Borrower or a Guarantor or for which Borrower or such Guarantor is otherwise liable listed on Schedule 2 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
"Export-Related Borrowing Base" shall mean the "Export-Related Borrowing Base" (as defined in the Exim Borrower Agreement) less such Reserves as Agent shall establish.
"Export-Related Account Receivable" shall have the meaning set forth in the Exim Borrower Agreement.
"Export-Related Inventory" shall have the meaning set forth in the Exim Borrower Agreement.
"Fair and Present Fair Saleable Value" shall mean the amount which may be realized within a reasonable time, either through collection or sale of assets at the regular market value on an ongoing business basis.
"Fee Letter" shall mean the letter agreement, dated as of the date hereof, between Borrower and Agent, setting forth certain fees payable by Borrower to Agent for the benefit of itself, Revolving Lenders and/or Ableco, as the case may be, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
"Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement and including, without limitation, the Exim Guarantee Documents.
"Fiscal Month" means for any fiscal year of Borrower, each of the twelve-month periods set forth for such fiscal year on Schedule 6 hereto which schedule shall be updated by Borrower on the first Business Day of December of each fiscal year (commencing on December 1, 2005) to reflect the twelve Fiscal Months for the immediately following fiscal year.
"Fixed Asset Amount" shall mean, as of any date of determination, the amount, as reasonably determined by Agent, to be the lesser (a) $15,000,000; or (b) the sum of (x) eighty percent (80%) of the appraised net orderly liquidation value of Eligible Equipment as determined by Agent pursuant to the most recently delivered appraisal received by Agent prior to the date hereof (the "Equipment Sublimit") plus (y) sixty percent (60%) of the appraised fair market value of Eligible Real Property as determined by Agent pursuant to the most recently delivered appraisal received by Agent prior to the date hereof (the "Real Property Sublimit"), in each case under clause (b), as reduced (or increased in the case of the Equipment Sublimit) from time to time pursuant to Section 2.4 and Section 9.9(h).
"Fixed Charge Coverage Ratio" shall mean, with respect to Borrower and its Subsidiaries on a consolidated basis for any fiscal period, the ratio of EBITDA to Fixed Charges.
"Fixed Charges" shall mean, with respect to Borrower and its Subsidiaries on a consolidated basis for any fiscal period, without duplication, (a) the aggregate of all Interest Expense for such period, plus (b) principal payments, capital lease payments, reimbursement obligations and redemption obligations paid in cash, whether paid or accrued, of Indebtedness which are scheduled to be paid during such period, and including any mandatory prepayments of such Indebtedness (but excluding the first $12,500,000 of prepayments under the Indenture to the extent such prepayments are made in accordance with Section 9.23 hereof) plus
(c) the cash portion of any capital expenditures determined in accordance with GAAP, made during such period (to the extent not already included in clause (b) above), plus (d) the cash portion of dividends or distributions paid by Borrower during such period, minus (e) cash proceeds received for Equipment and Real Property sold by Borrower or DMC to the extent such sales are permitted under
Section  9.7  and  the  terms  of  the Exim Guarantee Documents or are otherwise approved by the requisite number of Lenders and Exim, if applicable. "Foreign Subsidiary" shall mean any Subsidiary of Borrower organized outside of the United States.
"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.17 and 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.
"Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
"Guarantor(s)" shall have the meaning set forth in the Preamble hereof. "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).
"Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments. "Indenture" shall mean that certain Indenture dated November 1, 1997 between Borrower and LaSalle National Bank, as trustee.
"Information Certificate" shall mean, collectively, the Information Certificates of Borrower and Guarantors constituting Exhibit B hereto containing material information with respect to Borrower and Guarantors, their respective businesses and assets provided by Borrower and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.
"Insolvency Case" shall mean, as to any Person, any of the following: (i) any case or proceeding with respect to such person under the Bankruptcy Code, or any other Federal, State or other bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of all or substantially all of the obligations and indebtedness of such person or (ii) any proceeding seeking the appointment of any receiver, trustee, administrator, liquidator, custodian or other insolvency official with similar powers with respect to such person or all or substantially all of its assets or (iii) any proceeding for liquidation, dissolution or other winding up of the business of such person or (iv) any general assignment for the benefit of creditors or any general marshaling of all or substantially all of the assets of such person. "Insolvency Event" shall mean the commencement of an Insolvency Case by or against Borrower or any Obligor.
     "Intellectual Property" shall mean, as to Borrower and each Guarantor, Borrower's and such Guarantor's now owned and hereafter arising or acquired, whether statutory or based in common law: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations and applications, trademarks, trademark registrations, trade names, trade styles, trademark and service mark applications; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of, and collect damages related to, any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards;
goodwill (including, without limitation, any goodwill associated with any trademark or the license of any trademark); customer and other lists, business plans and any proprietary information in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, work for hire and work product, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained; and licenses and rights to use any and all of the foregoing.
     "Interest Expense" shall mean, with respect to Borrower and its Subsidiaries on a consolidated basis for any fiscal period, cash interest expense of such Persons determined in accordance with GAAP for such period. "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.
     "Interest  Rate"  shall  mean:
          (a)     Subject  to  clauses  (b)  and  (c) of this definition below:
          (i) as to Prime Rate Loans consisting of Revolving Loans, a rate equal to the Applicable Margin for Prime Rate Loans then in effect plus the Prime Rate,
          (ii) as to Prime Rate Loans consisting of the Term Loan, a rate equal to eight (8.00%) percent per annum in excess of the Prime Rate, provided, that, the Interest Rate with respect to the Term Loan shall not be less than twelve and one quarter of one (12.25%) percent per annum or greater than fourteen and one half of one (14.50%) percent per annum at any time.
          (iii) as to Eurodollar Rate Loans, a rate equal to the Applicable Margin for Eurodollar Rate Loans then in effect plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower), and
          (iv) as to Letter of Credit Accommodations, a rate equal to the Applicable Margin for Letter of Credit Accommodations then in effect;
     (b) If, in any month commencing after April 30, 2004, Borrower fails to deliver a Borrowing Base Certificate reflecting the Borrowing Base as of the last Business Day of the immediately preceding Fiscal Month in accordance with
Section 7.1(a)(i), the Applicable Margins shall be increased to their highest levels (without regard to the amount of Excess Availability) effective as of the first Business Day of such month until such time as Borrower satisfies such delivery requirement as determined by Agent; and
     (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition,
          (i) with respect to Revolving Loans and Letter of Credit Accommodations, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans, Eurodollar Rate Loans and Letter of Credit Accommodations shall be the highest respective percentages set forth in the definition of the term Applicable Margin for each such category (without regard to the amount of Excess Availability) plus in each case two percent (2%) per annum, at Agent's option, without notice, (A) either (x) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations owing to Agent and Revolving Lenders are indefeasibly paid and satisfied in full in immediately available funds, or (y) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent and (B) on the Revolving Loans (or any portion thereof) to Borrower at any time outstanding which are in excess of the Borrowing Base, the Export-Related Borrowing Base, the Maximum Revolving Credit or the Maximum Exim Revolving Credit (whether or not such excess(es) arise or are made with or without Agent's or any Revolving Lender's knowledge or consent and whether made before or after an Event of Default), and
          (ii) with respect to the Term Loan, the Interest Rate applicable thereto shall be increased by two (2%) percent per annum (which may possibly increase the Interest Rate above the limitation set forth in clause (a)(ii) above), at Required Term Lenders' option without notice to Borrower, for the period (A) from and after the effective date of termination hereof until Agent and Term Lenders have received full and final payment of all outstanding and unpaid Term Loan Obligations owing to them (notwithstanding entry of a judgment against Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. "Inventory" shall mean, as to Borrower and each Guarantor, all of Borrower's and such Guarantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower or such Guarantor as lessor; (b) are held by Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower or such Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.
"Inventory Loan Limit" shall mean an amount equal to $30,000,000. "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, Borrower or any Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower or such Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of Borrower or such Guarantor and including such other terms and conditions as Agent may require. "Lenders" shall mean the lenders that are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with
Section 13.6 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".
"Letter  of  Credit  Accommodations"  shall  mean  Exim  Letter  of  Credit
Accommodations  and  Non-Exim  Letter  of  Credit  Accommodations.
"License Agreements" shall have the meaning set forth in Section 8.11 hereof. "Loans" shall mean the Revolving Loans, the Special Agent Advances and the Term Loans.
"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.
"Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrower or the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (c) the Collateral or its value, (d) the ability of Borrower to repay the
Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (e) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and
Lenders under this Agreement or any of the other Financing Agreements. "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower or any Guarantor involving monetary liability of or to any Person in an amount in excess of $250,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect. "Maximum Credit" shall mean, at any time, the lesser of (a) the sum of the Maximum Revolving Credit and the aggregate principal amount of the Term Loan outstanding and (b) the sum of eighty-five (85%) percent of the consolidated book value of the net accounts receivable and sixty-five (65%) percent of the consolidated book value of the inventory of Borrower and its "Restricted Subsidiaries", in each case determined in accordance with "GAAP" (as such terms are defined in the Indenture).
"Maximum Exim Revolving Credit" shall mean an amount approved by Exim not to exceed $5,000,000.
"Maximum Revolving Credit" shall initially mean $65,000,000 as may be increased in $5,000,000 increments pursuant to Section 2.6 but not to exceed $75,000,000. "Maximum Term Credit" shall mean $12,500,000.
"Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 1004 East Illinois Street, Assumption, IL, (b) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 901 North Main Street, Paris, IL, (c) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 106 Marshall Drive, Newton, IL, (d) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 110-110 South Coles, Vandalia, IL, (e) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 5204 4th Avenue South, Clear Lake, IA, (f) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 630 High Street, Geneva, IN,
(g) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 3520 9th Avenue, S.W., Watertown, SD, (h) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 11523 Highway 70, Proctor, AZ and (i) the Mortgage, dated of even date herewith, by Borrower in favor of Agent with respect to the Real Property and related assets of Borrower located at 210 South 1st Street, Hampton, NE.
"Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower, any Guarantor or any ERISA Affiliate.
"Net Amount" shall mean, with respect to the Eligible Accounts or the Eligible FarmPro Accounts, the gross amount of the Eligible Accounts or Eligible FarmPro Accounts, as applicable, less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.
"Net Orderly Liquidation Value" means, with respect to Inventory, the estimated net recovery value as determined by Agent in good faith based on the most recent appraisal delivered in accordance with Section 7.3, which reflects the estimated net cash value expected by the appraiser to be derived from a sale or disposition at a liquidation or going-out-of-business sale of such Inventory after deducting all costs, expenses and fees attributable to such sale or disposition, including, without limitation, all fees, costs and expenses of any liquidator(s) engaged to conduct such sale or disposition and all costs and expenses of removing and delivering the same to a purchaser.
"Net Orderly Liquidation Value Factor" means the ratio of the Net Orderly Liquidation Value to the book value of Inventory, expressed as a percentage. The Net Orderly Liquidation Value Factor shall be determined as of the date hereof based on the appraisal delivered prior to the date hereof and shall be updated pursuant to appraisals delivered under Section 7.3.
                                                     ------------
"Non-Exim Letter of Credit Accommodations" shall mean, collectively, (a) the letters of credit, merchandise purchase or other guaranties which are from time to time either issued or opened by Agent or any Lender for the account of Borrower or any Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or any Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Non-Exim Letter of Credit Accommodations", in each case provided under Section 2.2(a)(i) hereof.
"Non-Exim Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Revolving Lender or by Agent for the account of any Revolving Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1(a) hereof. "Non-Exim Excess Availability" shall mean, as to Borrower, the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Revolving Credit less the then outstanding amount of Exim Revolving Loans and Exim Letter of Credit Accommodations, minus (b) the amount of all then outstanding Non-Exim Revolving
                 -----
Loans  and  Non-Exim  Letter  of  Credit  Accommodations.
"Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower and Guarantors to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements or pursuant to any Product Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower or any Guarantor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured. "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrower.
"Participant" shall mean any Person that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.6 of this Agreement governing participations.
"Participant Register" shall have the meaning set forth in Section 13.6(h). "Permitted Bond Repurchase" shall have the meaning set forth in Section 9.23 hereof.
"Permitted Holders" shall mean the persons listed on Schedule 3 hereto and their respective successors and assigns.
"Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.
"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.
"Prime Rate" shall mean the rate from time to time publicly announced by Reference Bank, or its successors, as its prime rate, whether or not such announced  rate  is  the  best  rate  available  at  such  bank.
"Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof. "Priority Event" shall mean the occurrence of any one or more of the following:
(a) the occurrence and continuance of an Event of Default under Section 10.1(a)(i) hereof with respect to Borrower's failure to pay any of the Revolving Loan Obligations arising pursuant to the Revolving Loans (including principal, interest, fees and expenses attributable thereto); (b) the occurrence and continuance of an Event of Default under Sections 10.1(g) or 10.1(h) hereof; or
(c) the occurrence of any other Event of Default and the acceleration by Agent of the payment of all or a material portion of the Revolving Loan Obligations, in each case after giving effect to any applicable cure periods, if any. "Product Obligations" shall mean every obligation of Borrower or any Guarantor under and in respect of any one or more of the following types of services or facilities extended to Borrower or any Guarantor by Agent, any Lender or any Affiliate of any Lender or Agent: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of Borrower or any Guarantor pursuant to agreement or overdraft and
(iii)  cash  management,  including  controlled  disbursement  services.
"Pro  Rata  Share"  shall  mean:
     (a) as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.6 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations;
(b) as to any Revolving Lender, the fraction (expressed as a percentage) the numerator of which is such Revolving Lender's Revolving Commitment and the denominator of which is the aggregate amount of all of the Revolving Commitments of Revolving Lenders, as adjusted from time to time in accordance with the provisions of Section 13.6 hereof; provided, that, if the Revolving Commitments have been terminated, the numerator shall be the unpaid amount of such Revolving Lender's Revolving Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Revolving Loans and Letter of Credit Accommodations;
(c) as to any Term Lender, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Term Loan held by that Term Lender by (ii) the outstanding principal balance of the Term Loan held by all Term Lenders; and
          (d) notwithstanding clauses (a), (b) and (c) above or any other provision of this Agreement, to the extent the term "Pro Rata Share" is used to describe the rights of a Lender to interest, repayments or other amounts hereunder, then, subject to any priority in application of proceeds pursuant to
Section 6.4 hereof, the term "Pro Rata Share" shall mean, as of any date of determination, the fraction (expressed as a percentage), the numerator of which is the amount equal to the outstanding amount of all Loans and interests in Letter of Credit Accommodations owing to such Lender as of such date, and the denominator of which is the outstanding amount of all Loans and Letter of Credit Accommodations owing to all Lenders as of such date.
"Real Property" shall mean all now owned and hereafter acquired real property of Borrower and each Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages. "Real Property Sublimit" shall have the meaning set forth in the definition of Fixed Asset Amount.
"Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower and each Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower or such Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or any Guarantor or otherwise in favor of or delivered to Borrower or any Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower or any Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or any Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower or any Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower or any Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower or any Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower or any Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower or any Guarantor is a beneficiary).
"Records" shall mean, as to Borrower and each Guarantor, all of Borrower's and such Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower or any Guarantor with respect to the foregoing maintained with or by any other person).
"Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.
"Register"  shall  have  the  meaning  set  forth  in  Section  13.6  hereof.
"Registered  Term  Note"  shall  have  the  meaning  set forth in Section 2.3(c)
hereof.
"Renewal Date" shall have the meaning set forth in Section 13.1 hereof. "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66%) percent of the then outstanding Obligations are owing; provided, that to the extent only the
                                       --------
Revolving Lenders have Obligations outstanding under this Agreement, "Required Lenders" shall mean, at any time, those Lenders whose Revolving Commitments aggregate seventy (70%) percent or more of the aggregate of the Revolving Commitments of all Lenders, or if the Revolving Commitments shall have been terminated,  Lenders  to  whom  at  least  seventy  (70%)  percent  of  the then outstanding  Obligations  are  owing.
"Required Revolving Lenders" shall mean, at any time, those Revolving Lenders whose Revolving Commitments aggregate seventy (70%) percent or more of the aggregate of the Revolving Commitments of all Revolving Lenders, or if the Revolving Commitments shall have been terminated, Revolving Lenders to whom at least seventy (70%) percent of the then outstanding Revolving Loan Obligations are owing.
"Required Term Lenders" shall mean, at any time, those Term Lenders who hold at least fifty-one (51%) percent of the aggregate outstanding Term Loan balance. "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formulas provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof and the absence of any Collateral Access Agreement required to be obtained under this Agreement) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default or (e) to reflect reserves required to be taken by Agent under the terms of the Exim Guarantee Documents. Without limiting the generality of the foregoing, Reserves may be established to reflect that dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Borrower for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent or to reflect that the orderly liquidation value of the Equipment or fair market value of any of the Real Property as set forth in the most recent acceptable appraisals received by Agent with respect thereto has declined so that the then outstanding principal amount of the Term Loans is greater than the applicable percentages with respect to such appraised values as Agent used in establishing the original principal amount of the Term Loans multiplied by such appraised values. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or Exim-Related Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts, Eligible Inventory, Export-Related Accounts Receivable or Export-Related Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith. Notwithstanding anything to the contrary stated herein, Reserves shall not include Bond Repurchase Reserves. "Revolving Commitment" shall mean, at any time, as to each Revolving Lender, the principal amount set forth next to such Lender's name on Schedule 4 hereto designated as the Revolving Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Revolving Lender became a Revolving Lender hereunder in accordance with the provisions of Section 13.6 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Revolving Commitments". "Revolving Lenders" shall mean those Lenders having a Revolving Commitment. "Revolving Loan Obligations" shall mean all Obligations owing to the Revolving Lenders under this Agreement or any other Financing Agreement.
"Revolving Loans" shall mean Exim Revolving Loans and Non-Exim Revolving Loans. "Secured Funded Debt" means with respect to any Person, without duplication, (a) all Loans and Letter of Credit Accommodations outstanding as of any date of determination plus (b) all other secured Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof. "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the
Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect  the  probability  of  it  becoming  a  matured  liability).
"Special  Agent  Advances"  shall  have  the  meaning set forth in Section 12.11 hereof.
"Specified  Amounts"  shall have the meaning set forth in Section 6.4(a) hereof.
"Specified Default" shall mean an Event of Default under Sections 10.1(a)(i), 10.1(g), 10.1(h) and 10.1(a)(iii) (to the extent arising as a result of the failure to comply with Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.17, 9.22,
9.23 or 9.25 hereof), in each case after giving effect to all applicable cure periods.
"Standstill Period" shall mean the 120 day period commencing on the date that Agent receives a written notice executed and delivered by the Required Term Lenders of a Specified Default, demanding the accelerated payment by Borrower of all Term Loan Obligations and requesting that Agent commence one or more Enforcement Actions.
"Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.
"Tax Distributions" shall have the meaning set forth in Section 9.11(c) hereof. "Term Commitment" shall mean, at any time, as to each Term Lender, the outstanding principal balance of the Term Loan held by such Term Lender.
"Term  Lenders"  shall  mean  those  Lenders  having  a  Term  Commitment.
"Term  Loan"  shall  have  the  meaning  set  forth  in  Section  2.3(a) hereof.
"Term  Loan  Obligations"  shall  mean all Obligations owing to the Term Lenders under  this  Agreement  or  any  other  Financing  Agreement.
"Term  Loan  Termination  Date"  shall  mean  October  31,  2006.
"Trigger  Event"  shall  mean  at  any  time  (a) an Event of Default shall have occurred and/or (b) Excess Availability shall be less than $10,000,000; provided, that a Trigger Event shall remain in existence until Agent has determined that (i) Excess Availability has exceeded $10,000,000 for four (4) consecutive weekly periods (with each such weekly period ending on a Friday) following the occurrence of such Trigger Event and (ii) no Event of Default has occurred or continues to exist during such four (4) week period; provided, further, that if a Trigger Event has been declared by Agent three (3) times in any 360 day period, any subsequent Trigger Event to occur in such 360 day period shall remain in existence until Agent has determined that the requirements set forth in clauses (i) and (ii) in this definition have been satisfied for four
(4) consecutive weekly periods commencing after the sixtieth (60th) day following the occurrence of such subsequent Trigger Event.
"UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).
"Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.
"Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.
"WIP Limit" shall mean $10,000,000 as of the date hereof, reduced by $104,166.67 on the first day of each month (commencing on December 1, 2003) but in no event shall the WIP Limit be less than $7,500,000.
SECTION  2.     CREDIT  FACILITIES
                ------------------
     2.1     Revolving  Loans.
     (a)     Non-Exim  Revolving  Loans.  (i)  Subject to and upon the terms and
             --------------------------
conditions contained herein, each Revolving Lender severally (and not jointly) agrees to fund its Pro Rata Share of Non-Exim Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount outstanding at any time equal to the lesser of: (A) the Borrowing Base at such time or (B) the Maximum Revolving Credit at such time minus the aggregate amount of outstanding Exim Revolving Loans and Letter of Credit Accommodations.
               (ii) Agent may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formulas with respect to Eligible Inventory to the extent that Agent determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has adversely changed or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any decrease attributable to a change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formulas, Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.
          (iii) Except in Agent's discretion, with the consent of all Revolving Lenders, or as otherwise provided herein, but subject to Section 12.8 hereof, in the event that the aggregate principal amount of the Non-Exim Revolving Loans and Non-Exim Letter of Credit Accommodations outstanding exceed the Borrowing Base or the Maximum Revolving Credit minus the aggregate amount of outstanding Exim Revolving Loans and Exim Letter of Credit Accommodations, or the aggregate principal amount of Non-Exim Revolving Loans and Non-Exim Letter of Credit Accommodations based on Eligible Inventory exceed the Inventory Loan Limit or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), such event shall not limit, waive or otherwise affect any rights of Agent or Revolving Lenders in such circumstances or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess for which payment is demanded.
     (b)     Exim  Revolving  Loans.  (i)  Subject  to  and  upon  the terms and
             ----------------------
conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Exim Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount outstanding at any time equal to the lesser of: (A) the Export-Related Borrowing Base at such time, (B) the Maximum Exim Revolving Credit or (C) the Maximum Revolving Credit minus the aggregate amount of outstanding Non-Exim Revolving Loans and Letter of Credit Accommodations at such time.
               (ii) Except in Agent's discretion, with the consent of all Revolving Lenders, or as otherwise provided herein, in the event that the aggregate principal amount of Exim Revolving Loans and Exim Letter of Credit Accommodations outstanding exceed (x) the Export-Related Borrowing Base, (y) the Maximum Exim Revolving Credit or (z) the Maximum Revolving Credit minus the aggregate amount of outstanding Non-Exim Revolving Loans and Non-Exim Letter of Credit Accommodations, such event shall not limit, waive or otherwise affect any rights of Agent or Revolving Lenders in such circumstances or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess for which payment is demanded.
     2.2     Letter  of  Credit  Accommodations.
     (a) (i) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Revolving Lender according to its Pro Rata Share, to provide or arrange for Non-Exim Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Revolving Lender to any issuer thereof and/or related parties in connection with the Non-Exim Letter of Credit Accommodations provided to or for the benefit of Borrower shall constitute additional Non-Exim Revolving Loans to Borrower pursuant to this Section 2.
     (i)     hidden  level
(ii) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Revolving Lender according to its Pro Rata Share, to provide or arrange for Exim Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Revolving Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of Borrower shall constitute additional Exim Revolving Loans to Borrower pursuant to this Section 2.
     (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the benefit of Revolving Lenders, a letter of credit fee at a rate equal to the Interest Rate on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Revolving Lenders shall, require Borrower to pay to Agent for the ratable benefit of Revolving Lenders such letter of credit fee, at a rate equal to the otherwise applicable Interest Rate plus two (2.0%) percent per annum on such daily outstanding balance for:
(i) the period from and after the date of termination hereof until Agent and Revolving Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination of this Agreement.
(c) Borrower shall give Agent two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify whether such Letter of Credit Accommodation is an Exim Letter of Credit Accommodation or a Non-Exim Letter of Credit Accommodation the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation.
(d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer,
(ii)  as  of  the  date  of issuance, no order of any court, arbitrator or other
Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation  applicable  to  money  center  banks  generally  and  no  request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Exim Excess Availability or Non-Exim Excess Availability, as applicable, of Borrower, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory or Eligible Export-Related Inventory, as applicable, and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory or Eligible Export-Related Inventory, as applicable, set forth in the definition of the term Borrowing Base or Export-Related Borrowing Base, as applicable, multiplied by the Value of such Eligible Inventory or Eligible Export-Related Inventory, as applicable, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory or Eligible Export-Related Inventory, as applicable, within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Non-Exim Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B) and effective on the issuance of each Exim Letter of Credit Accommodation, Agent shall reserve from the Export-Related Borrowing Base, the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).
(e) Except in Agent's discretion, with the consent of all Revolving Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Revolving Lender in connection therewith shall not at any time exceed $15,000,000.
(f) Borrower and Guarantors shall indemnify and hold Agent and Revolving Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Revolving Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Revolving
Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrower and each Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower and each Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower and each Guarantor hereby releases and holds Agent and Revolving Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, any Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Agent or any Revolving Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.
(g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower and Guarantors shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into Borrower's or such Guarantor's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrower and Guarantors shall also, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.
(h) Borrower and each Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower or such Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower or any Guarantor any right or authority to pledge the credit of Agent or any Revolving Lender in any manner. Agent and Revolving Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Revolving Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower or any Guarantor. Agent shall have the sole and exclusive right and authority to, and Borrower and Guarantors shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times (provided that if no Event of Default has occurred, Agent shall not exercise any of the following unless agreed to by Borrower), (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in Borrower's name or in any Guarantor's name.
(i) Any rights, remedies, duties or obligations granted or undertaken by Borrower or any Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower or such Guarantor to Agent for the ratable benefit of Revolving Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit
Accommodation, shall be deemed to have been undertaken by Borrower and Guarantors to Agent for the ratable benefit of Revolving Lenders and to apply in all respects to Borrower and Guarantors.
(j) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).
(k) Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Non-Exim Revolving Loans or Exim Revolving Loans in accordance with Section 2.2(a) or otherwise). In the event that Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Revolving Lender of the unreimbursed amount of such payment and each Revolving Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Revolving Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Revolving Lender when due, Agent shall be entitled to recover such amount on demand from such Revolving Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.
     2.3     Term  Loan.
     (a) Subject to and upon the terms and conditions contained herein, in addition to the Revolving Loans and Letter of Credit Accommodations under Sections 2.1 and 2.2 hereof, as a one-time accommodation to Borrower, each Term Lender severally (and not jointly) agrees to fund its Pro Rata Share of a term loan to Borrower in the original principal amount of $12,500,000 on the date hereof (the "Term Loan"). The Term Loan is (i) to be repaid, together with interest and other amounts, in accordance with this Agreement and the other Financing Agreements and (ii) secured by all of the Collateral (subject to the application of proceeds provisions contained herein). The entire unpaid principal amount of the Term Loan and all accrued and unpaid interest thereon shall be due and payable on the earlier of the Term Loan Termination Date or the acceleration of the Obligations. Except for the making of the Term Loan as set forth in this Section, Borrower shall have no right to request and Term Lenders shall have no obligation to make any additional loans or advances to Borrowers under this Section and any repayments of the Term Loan shall not be subject to any readvance to or reborrowing by Borrower. The parties hereto agree and acknowledge that proceeds from the making of the Term Loan in the amount of $12,500,000 shall be applied to prepay the Revolving Loans initially funded on the date hereof.
(b) Borrower may prepay the Term Loan at any time without penalty; provided that, (i) each such prepayment of the Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof, (ii) no Event of Default shall exist immediately before, and immediately after giving effect to, such prepayment and (iii) Borrower shall have Excess Availability of at least $10,000,000 after giving effect to such prepayment.
(c) Agent, on behalf of Borrower, agrees to record the Term Loan on the Register referred to in Section 13.6(b). The Term Loan recorded on the Register (the "Registered Term Loan") may not be evidenced by promissory notes other than a Registered Term Note (as defined below). Upon the registration of a Term Loan, any promissory note (other than a Registered Term Note) evidencing the same shall be null and void and shall be returned to the Borrowers. Borrowers agree, at the request of Required Term Lenders, to execute and deliver to Term Lenders a promissory note in registered form to evidence such Registered Term Loan (i.e., containing registered note language) and registered as provided in
Section 13.6(b) hereof (a "Registered Term Note"), payable to the order of each Term Lender and otherwise duly completed. Once recorded on the Register, the Obligations evidenced by such Registered Note may not be removed from the Register so long as it remains outstanding, and a Registered Term Note may not be exchanged for a promissory note that is not a Registered Term Note.
     2.4     Fixed  Asset  Amount
     . The Equipment Sublimit (determined as of the date hereof and as adjusted pursuant to the last sentence hereof) shall be reduced on the first Business Day of each month, commencing on the first Business Day of December, 2003, by an amount sufficient (assuming a like repayment each month) to reduce such Equipment Sublimit to zero ($0) by the first Business Day of November, 2009. The Real Property Sublimit (determined as of the date hereof) shall be reduced on the first Business Day of each month, commencing on the first Business Day of December, 2003, by an amount sufficient (assuming a like repayment each month) to reduce such Real Property Sublimit to zero ($0) by the first Business Day of November, 2010. Notwithstanding the foregoing, in the event of any disposition, condemnation or casualty of Equipment or Real Property of Borrower pursuant to
Section 9.7 (or in the event of receipt of any condemnation awards or casualty insurance proceeds in respect thereof), the value of which Equipment or Real Property has been included in the Fixed Asset Amount, the Fixed Asset Amount shall be reduced on the date of such event by an amount equal to a fraction (expressed as a percentage) where the numerator is the remaining Fixed Asset Amount and the denominator is the original Fixed Asset Amount (determined as of the date hereof) multiplied by (a) in the case of such Equipment, 80% of the net orderly liquidation value of such Equipment (as determined by Agent on the date hereof) and (b) in the case of such Real Property, 60% of the appraised fair market value of such Real Property (as determined by Agent on the date hereof), and such reduction shall be allocated to the installment reductions described above proportionally. To the extent any Equipment would be deemed "Eligible Equipment" but for the fact that it is subject to a lease, upon written notice provided by Borrower to Agent stating that such lease has terminated and that Borrower owns such Equipment free and clear of any encumbrances or restrictions (attaching to such notice applicable documentation evidencing the termination of such lease and resulting ownership by Borrower), the Equipment Sublimit shall be increased by an amount equal to the difference between (x) eighty (80%) percent of the appraised net orderly liquidation value of such Equipment as determined by Agent pursuant to the most recently delivered appraisals less (y) the amount
                                                             ----
under clause (x) that would have been amortized had such amount been included in the Equipment Sublimit on the date hereof.
     2.5     Commitments
     . The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof. If at any time the outstanding Obligations exceed the Maximum Credit, Borrower shall immediately prepay the Revolving Loans by an amount equal to the amount of such excess.
     2.6     Maximum  Revolving  Credit  Increases
     . Borrower may elect to increase the Maximum Revolving Credit in minimum increments of $5,000,000; provided, that (a) Borrower shall have provided Agent
                           --------
with five (5) Business Days' prior written notice of such election, (b) no Event of Default shall have occurred and be continuing immediately before, and immediately after giving effect to, such increase and (c) the Maximum Revolving Credit shall in no event exceed $75,000,000. An election to increase the Maximum Revolving Credit shall be irrevocable and once increased, the Maximum Revolving Credit may not be reduced without the prior written consent of Agent.
SECTION  3.     INTEREST  AND  FEES
                -------------------
     3.1     Interest.
     (a) Borrower shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.
(b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans (other than the Term Loan) be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than eight (8) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans in the aggregate at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, as determined by Agent in good faith (but with no obligation of Agent or Revolving Lenders to make such Revolving Loans), and
(vii) Agent and each Revolving Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Revolving
Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Revolving Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Revolving Lenders had purchased such deposits to fund the Eurodollar Rate Loans.
(c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Agent, for the benefit of Revolving Lenders, upon demand by Agent (or Agent may, at its option, charge the loan account of Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.
(d) Interest shall be payable by Borrower to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.
     3.2     Fees.
     (a) Borrower shall pay to Agent, for the account of Revolving Lenders, monthly an unused line fee at a rate equal to one quarter of one (.25%) percent per annum calculated upon the amount by which the Maximum Revolving Credit then in effect exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations (other than Term Loan Obligations) are outstanding, which fee shall be payable on the first day of each month in arrears.
(b) With respect to amounts, up to the first $7,500,000, applied to make Permitted Bond Repurchases in accordance with Section 9.23 hereof, Borrower agrees to pay to Ableco a bond repurchase fee equal to two (2%) percent of the face amount of any bonds issued under the Indenture that are repurchased, such fee to be due and payable on the date of the consummation of such purchase.
(c) Borrower agrees to pay to Agent the other fees and amounts set forth in the Fee Letter and the Commitment Letter in the amounts and at the times specified therein.
(d) Borrower agrees to immediately reimburse Agent upon demand for any fees required to be paid by Agent or any of its affiliates to Exim in connection with the Exim Guarantee Documents.
     3.3     Changes  in  Laws  and  Increased  Costs  of  Loans.
     (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrower and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower by Agent and shall be conclusive, absent manifest error.
(b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrower and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Revolving Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Revolving Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans,
(B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.
(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Revolving Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Revolving Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Revolving Lender to make or maintain Eurodollar Rate Loans, such Revolving Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Revolving Lender's Revolving Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower and Guarantors shall pay to such Revolving Lender such amounts, if any, as may be required pursuant to
Section  3.3(d)  below.
(d) Borrower and Guarantors shall indemnify Agent and each Revolving Lender and to hold Agent and each Revolving Lender harmless from any loss or expense which Agent or such Revolving Lender may sustain or incur as a consequence of
(i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and
(iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Revolving Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.
SECTION  4.     CONDITIONS  PRECEDENT
                ---------------------
     4.1     Conditions  Precedent  to  Initial  Loans  and  Letter  of  Credit
Accommodations
     .  Each  of  the  following  is  a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:
     (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrower and Guarantors and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Guarantor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Guarantor, as debtor; (ii) the replacement, cash collateralization or issuance of a Letter of Credit Accommodation to secure the Existing Letters of Credit; and (iii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority.
(b) Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Financing Agreements, together with such additional documents, instruments, opinions and certificates as Agent and its counsel shall reasonably require in connection therewith from time to time (including, without limitation, all items set forth in Exhibit E except to the extent such items are not required to be delivered on the date hereof), all in form and substance satisfactory to Agent and its counsel.
(c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Borrower and each Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Borrower or such Guarantor as is set forth herein and such document as shall set forth the organizational identification number of Borrower or such Guarantor, if one is issued in its jurisdiction of incorporation);
(d) no material adverse change shall have occurred in the assets, business or prospects of Borrower or any Obligor since the date of Agent's latest field examination (not including for this purpose the field review referred to in clause (g) below) and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;
(e) Borrower and its Subsidiaries shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations, including all applicable environmental laws and regulations;
(f) All necessary governmental and material third party approvals required in connection with this Agreement shall have been obtained and shall be in effect;
(g) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Agent, not more than seven (7) Business Days prior to the date hereof;
(h) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and each Guarantor and by processors and warehouses at which Collateral is located;
(i) Excess Availability as determined by Agent (based on the Borrowing Base and Export-Related Borrowing Base reflected in the most recent Borrowing Base Certificate delivered to Agent on or prior to the date hereof), as of the date hereof, shall be not less than $10,000,000 after giving effect to (i) all Loans made or to be made and the Letter of Credit Accommodations issued or to be issued in connection with the closing of the transactions hereunder and (ii) payment of all fees and expenses in connection with the transactions under this Agreement and the other Financing Agreements;
(j) Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, Borrower and each Guarantor, as the case may be, and each bank where Borrower or such Guarantor, as the case may be, has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower or such Guarantor, as the case may be (or Agent shall be the bank's customer with respect to such deposit account as Agent may specify);
(k) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral;
(l) Agent shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation of Borrower and each Guarantor, the jurisdiction of the chief executive office of Borrower and each Guarantor and all jurisdictions in which assets of Borrower and Guarantors are located, which search results shall be in form and substance satisfactory to Agent;
(m) Agent shall have received environmental audits of the Real Property to be subject to the Mortgages conducted by an independent environmental engineering firm acceptable to Agent, and in form, scope and methodology satisfactory to Agent, confirming that (i) Borrower and each Guarantor is in compliance with all applicable Environmental Laws and (ii) the absence of any material environmental problems;
(n) Agent shall have received, in form and substance satisfactory to Agent, evidence of insurance coverage, including (i) casualty insurance certificates of Borrower and Guarantors naming Agent as an additional insured, (ii) mortgagee's and lender's loss payee endorsements in favor of Agent as to casualty and business interruption insurance and containing all endorsements, assurances or affirmative coverage requested by Agent for protection of its interests and
(iii)  mortgagee's  title  insurance by a company and agent acceptable to Agent,
(A) insuring the priority, amount and sufficiency of the mortgage, deed of trust or deed to secure debt in favor of Agent on each parcel or real estate included in the calculation of the Borrowing Base, (B) insuring against (except to the extent waived by Agent) matters that would be disclosed by surveys and (C) containing any endorsements and assurances of affirmative coverage requested by Agent for protection of its interests;
(o) Agent shall have received originals of the shares of the stock certificates representing (i) all of the issued and outstanding shares of the Capital Stock of each Subsidiary of Borrower organized in the United States and owned by Borrower or any Guarantor and (ii) 66 2/3% of the issued and outstanding shares of the Capital Stock of each Subsidiary of Borrower organized outside the United States (other than Agromarau Industria E Commercio Ltda.) and directly owned by Borrower or any Guarantor, in each case together with stock powers duly executed in blank with respect thereto;
(p) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrower and Guarantors with respect to the Financing Agreements and such other matters as Agent may request;
(q) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent;
(r) Agent and the Term Lenders shall have received Borrower's financial statements which confirm that EBITDA for the twelve month period ending July 31, 2003 exceeds $18,000,000; and
(s) Agent and Ableco shall have received payment of all fees and expenses owing to them, including with out limitation those fees due and owing under
Section  3.2.
     4.2     Conditions  Precedent  to  All  Loans  and  Letter  of  Credit
Accommodations
     . Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:
     (a) all representations and warranties contained herein and in the other financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);
(b)     no  law,  regulation,  order,  judgment  or  decree  of any Governmental
Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and
(c)     no  Default  or  Event  of  Default  shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.
     4.3 Additional Conditions Precedent to Exim Revolving Loans and Exim Letter of Credit Accommodations
     . Each of the following is an additional condition precedent to the Exim Revolving Loans and/or providing Exim Letter of Credit Accommodations, including the initial Exim Revolving Loans and initial Letter of Credit Accommodations and any future Exim Revolving Loans and Exim Letter of Credit Accommodations:
     (a) Agent shall have received a duly executed copy of each of the Exim Guarantee Documents, together with such additional agreements, documents, instruments, opinions and certificates as Exim and Agent shall require in connection therewith from time to time, all in form and substance satisfactory to Exim, Agent and Required Revolving Lenders;
(b) All other conditions and requirements for the making of an Exim Revolving Loan and/or an Exim Letter of Credit Accommodation, as set forth in the Exim Guarantee Documents, shall have been satisfied as determined by Agent;
(c) Agent and the Revolving Lenders shall not otherwise be prohibited from making an Exim Revolving Loan or providing an Exim Letter of Credit Accommodation pursuant to the terms and conditions of the Exim Guarantee Documents; and
(d) Agent shall be satisfied that the Exim Guarantee is in full force and effect and that no defenses exist to the enforcement by Agent of the guarantee provisions under the Exim Guarantee.
SECTION  5.     GRANT  AND  PERFECTION  OF  SECURITY  INTEREST
                ----------------------------------------------
     5.1     Grant  of  Security  Interest
     . To secure payment and performance of all Obligations, Borrower and each Guarantor hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, all personal and real property and fixtures (except for the real property and fixtures located at Illinois Highway 133 in Paris, Illinois), and interests in property and fixtures, of Borrower and each Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted by Borrower or any Obligor to or held or acquired by Agent or any Lender, collectively, the "Collateral"), including, without limitation:
     (a)     all  Accounts;
(b) all general intangibles, including, without limitation, all Intellectual Property;
(c)     all  goods,  including,  without  limitation,  Inventory  and Equipment;
(d)     all  Real  Property  and  fixtures;
(e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;
(f)     all  instruments,  including,  without limitation, all promissory notes;
(g)     all  documents;
(h)     all  deposit  accounts;
(i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;
(j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;
(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Borrower or any Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower or any Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;
(l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;
(m)     to  the  extent  not  otherwise  described  above,  all  Receivables;
(n)     all  Records;  and
(o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.
     Notwithstanding the foregoing, in no event shall the Collateral consist of the Capital Stock of Agromarau Industria E. Commercio Ltda. or more than sixty-six and two-thirds (66%) percent of the Capital Stock of any other Foreign Subsidiary; provided, that in connection with the satisfaction of the conditions
            --------
in Section 4.3(a) hereof, the Collateral shall consist of one-hundred (100%) of the Capital Stock of each Foreign Subsidiary (other than Agromarau Industria E. Commercio Ltda.) as Agent shall require and Borrower shall, and shall cause each of its applicable Subsidiaries to, execute and deliver such documents, agreements, instruments and certificates as Agent shall require to cause Agent to have a first priority perfected security interest in such Capital Stock enforceable under the laws of the country in which such Foreign Subsidiary is organized.
     5.2     Perfection  of  Security  Interests.
     (a) Borrower and each Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and Borrower or such Guarantor as debtor, as Agent may require, and including any other information with respect to Borrower or such Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower and each Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and Borrower or such Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Borrower and each Guarantor hereby authorizes Agent to adopt on behalf of Borrower or such Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and Borrower or any Guarantor as debtor includes assets and properties of Borrower or such Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower or such Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect
the  financing  statement  as it applies to any of the Collateral.   In no event
shall Borrower or any Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and Borrower or such Guarantor as debtor.
(b) Borrower and each Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower or any Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrower or such Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by Borrower or any Guarantor (including by any agent or representative), Borrower or such Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that Borrower or such Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, Borrower and each Guarantor shall, or Agent may at any time on behalf of Borrower or any Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."
(c) In the event that Borrower or any Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower or such Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrower or such Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic
Transactions  Act,  as  in  effect  in  such  jurisdiction.
(d) Borrower and each Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrower and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower or any Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower or such Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, Borrower or such Guarantor shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower or such Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's or any Guarantor's salaried employees.
(e) Neither Borrower nor any Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.
     (i) In the event that Borrower or any Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower or such Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by Borrower or any Guarantor are uncertificated and are issued to Borrower or such Guarantor or its nominee directly by the issuer thereof, Borrower or such Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of Borrower or any Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.
(ii) Borrower and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower or such Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower or such Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower or such Guarantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower or such Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment  property  on  terms  and  conditions  acceptable  to  Agent.
     (f) Borrower and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower or any Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower or such Guarantor shall promptly notify Agent thereof in writing. Borrower or such Guarantor shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by Borrower or such Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).
(g) Borrower and Guarantors do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower or any Guarantor shall at any time after the date hereof have any commercial tort claims, Borrower or such Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Borrower or such Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower or such Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrower or such Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and Borrower or such Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower and each Guarantor shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.
(h) Borrower and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of Borrower or Guarantor permitted herein in the ordinary course of business of Borrower or such Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrower and Guarantors shall promptly notify Agent thereof in writing. Promptly upon
Agent's request, Borrower and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower or the Guarantor that is the owner of such Collateral.
(i) Borrower and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.
(j) To the extent Borrower or any Guarantor consigns Inventory to any consignee, Borrower will, prior to such consignment, cause the following to be delivered to Agent with respect to each consigned location, in each case in form and substance satisfactory to Agent: (i) copies of UCC financing statements naming Borrower or such Guarantor as consignor and the applicable customer as consignee covering such Inventory and naming Agent as assignee thereof, (ii) if applicable, a copy of a notification letter executed by Borrower or such Guarantor as delivered to any secured lender of such consignee which has a lien on consignee's Inventory notifying such secured lender of Agent's lien on such consigned Inventory; provided, that, if such Inventory is already consigned to
                       --------  ----
such consignee prior to such secured lender receiving said notice, to the extent Borrower desires to include such consigned Inventory within Eligible Inventory, Agent shall receive an acknowledgement letter from such secured lender pursuant to which such lender waives any lien on such consigned Inventory and recognizes Agent's lien on such consigned Inventory and (iii) to the extent the Value of Inventory at any consigned location is in excess of $10,000, a Collateral Access Agreement from such consignee in favor of Agent plus, at Agent's request upon
                                                   ----
the occurrence and during the continuation of an Event of Default, copies of applicable shipping and invoice documents evidencing and identifying the Inventory delivered to such consigned location.
SECTION  6.     COLLECTION  AND  ADMINISTRATION
                -------------------------------
     6.1     Borrower's  Loan  Accounts
     . Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by Borrower or any Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices  as  in  effect  from  time  to  time.
     6.2     Statements
     . Agent shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and Guarantors and conclusively binding upon Borrower and Guarantors as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been received by Borrower. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower and Guarantors.
     6.3     Collection  of  Accounts.
     (a) Borrower and each Guarantor shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrower and each Guarantor shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower and each Guarantor shall deliver, or cause to be delivered to Agent a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank's customer with respect to any of the Blocked Accounts and promptly upon Agent's request, Borrower and each Guarantor shall execute and deliver such agreements and documents as Agent may require in connection therewith. Borrower and each Guarantor agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.
(b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations the next Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. In the event that at any time or from time to time there are no Revolving Loans outstanding, Agent shall be entitled to an administrative charge in an amount equivalent to the interest that would have been payable for such Business Day had there been Revolving Loans outstanding on such day as calculated by Agent in accordance with its customary practice. The economic benefit of the timing in the application of payments (and the administrative charge with respect thereto, if applicable) shall be for the sole benefit of Agent.
(c) Borrower and each Guarantor and their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's or Guarantor's own funds. Borrower and each Guarantor agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligation of Borrower and each Guarantor to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.
(d) Notwithstanding anything herein to the contrary, all proceeds received in the Agent Payment Account that originated from a Guarantor shall, to the extent applied to the Obligations, be deemed (i) if Agent has made demand of payment under such Guarantor's guaranty or an Event of Default has occurred under Section 10.1(g) or Section 10.1(h) hereof with respect to such Guarantor, a payment on such Guarantor's guaranty in favor of Agent, (ii) to the extent such Guarantor owes monetary obligations to Borrower and clause (i) is not otherwise applicable, a repayment of such Guarantor's obligations to Borrower or
(iii) to the extent no such monetary obligations are owing from such Guarantor to Borrower and clause (i) is not otherwise applicable, a loan from such Guarantor to Borrower subject to the terms of Section 9.10(g) hereof.
     6.4     Payments.
     (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time in writing to Borrower. Agent shall apply payments to the extent received or collected from any Borrower or any Obligor or for the account of such Borrower or such Obligor (including the monetary proceeds of collections or of realization upon any Collateral) as follows (provided that payments received from the Exim Guarantee, proceeds of Exim Primary Collateral and allocations among Exim Revolving Loans, Non-Exim Revolving Loans, Exim Letter of Credit Accommodations and Non-Exim Revolving Credit Accommodations shall be applied and allocated solely in accordance with clause (D) of this Section 6.4):
     (i) so long as no Priority Event shall have occurred and be continuing, or will result from any of the following payment applications, first, to pay in full all indemnities or expense reimbursements then due to Agent from Borrower and Guarantors (other than fees);
second, to pay in full indemnities or expense reimbursements then due to Lenders from Borrower and Guarantors (other than fees);
third, to pay in full all fees payable by Borrower under the Financing Agreements then due;
fourth, to pay in full interest due in respect of the Loans (including interest payable in respect of the Revolving Loans, Special Agent Advances, Term Loan or otherwise);
fifth, to pay or prepay principal in respect of Special Agent Advances; sixth, to pay the regularly scheduled principal amounts then due and payable, if any (other than prepayments or payments pursuant to acceleration), in respect of the Term Loan;
seventh,  to  pay  principal  in respect of the Revolving Loans then outstanding
(whether  or  not  then  due)  until  paid  in  full;
eighth, to cash collateralize any outstanding Letter of Credit Accommodations, ninth, to pay the principal in respect of the Term Loan then outstanding (whether or not then due) in the inverse order of maturity of the installments due thereunder until paid in full; and
tenth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines.
provided,  that,  in each instance set forth above in Section 6.4(a)(i), so long
--------   ----
as no Priority Event has occurred and is continuing, Section 6.4(a)(i) shall not be deemed to apply to any payment by a Borrower specified by such Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under and in accordance with any provision of this Agreement;
     and
     (ii) from and after the occurrence and during the continuance of a Priority Event, first,  to  pay  in  full  the  expenses  of  Agent  for the collection and enforcement  of  the  Obligations  and for the protection, preservation or sale, disposition or other realization upon the Collateral, including all expenses, liabilities and advances incurred or made by or on behalf of Agent, in connection therewith (including attorneys' fees and legal expenses and other expenses of Agent);
second, to the extent proceeds remain after the application pursuant to the preceding clause, to pay all Obligations (other than (i) the Term Loan
Obligations, (ii) Product Obligations and (iii) the early termination fee payable under Section 13.1(c)) until paid in full, in cash or other immediately available funds, in such order and manner as Agent shall elect in its discretion (including cash collateral for any outstanding Letter of Credit Accommodations in accordance with Section 13.1(a) hereof);
third, to the extent proceeds remain after the application pursuant to the preceding two clauses, to pay any outstanding Product Obligations up to an amount not to exceed $500,000;
fourth, to the extent proceeds remain after the application pursuant to the preceding three clauses, to pay the Term Loan Obligations until paid in full; fifth, to the extent proceeds remain after the application pursuant to the preceding four clauses, to pay in full the early termination fee payable under Sections 13.1(c)); and
sixth, to the extent proceeds remain after the application pursuant to the preceding five clauses, ratably to pay in full all other Obligations (including any remaining Product Obligations then outstanding).
Notwithstanding anything contained in this Section 6.4 or this Agreement to the contrary,
     (A) if the payment of any expenses, costs, scheduled servicing fees (such servicing fees to consist of scheduled servicing fees existing on the date hereof along with any increases to such servicing fees which have been consented to be Ableco) and/or interest (other than default interest charged during the existence of an Event of Default) to Agent for the account of itself and
Revolving Lenders would accrue and become due but for the occurrence of an Insolvency Event and any such amounts are not allowed or allowable in whole or in part (any such amounts are hereinafter referred to as the "Specified Amounts"), then Agent and Revolving Lenders shall receive payment in full of the Specified Amounts (but not the items excluded from Specified Amounts above) before any payment of any Term Loan Obligations; provided, that nothing herein shall prevent Agent or the Revolving Lenders from recovering any default interest charged during the existence of an Event of Default from any Borrower or Obligor not subject to an Insolvency Event, which amounts shall be payable to Agent and Revolving Lenders before any payment of any Term Loan Obligations;
(B) should any payment or distribution on security or instrument or proceeds thereof be received by a Lender other than in accordance with this Section 6.4, such Lender shall receive and hold the same in trust, for the benefit of Agent and Lenders and shall forthwith deliver the same to Agent (together with any endorsement or assignment of such Lender where necessary), for application by Agent to the Obligations in accordance with the terms of Section 6.4;
(C) unless so directed by Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (1) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (2) in the event that there are no outstanding Prime Rate Loans. With respect to any Loans to the extent not specified above, Agent may apply payments to such Loans in such order as Agent shall determine; and
(D) unless otherwise agreed to by Agent, Required Revolving Lenders and Exim, (1) all proceeds of Exim Primary Collateral and all payments received from the Exim Guarantee shall be applied first, to reduce the "Loan Facility
                                          -----
Obligations" (as such term is defined in the Exim Guarantee) in such order as set forth in the Exim Guarantee Documents or, if not set forth therein, in such order as Agent shall determine, until paid in full and second, to any other
                                                            ------
Obligations in such order as set forth in the Exim Guarantee Documents or, if not set forth therein, in such order as set forth in Section 6.4(a)(i) or (ii), as applicable, and (2) all proceeds from other Collateral that is required under
Section 6.4(a)(i) or (ii) to be applied to the Revolving Loans and to cash collateralize the Letter of Credit Accommodations shall be applied first, to reduce the Non-Exim Revolving Loans until paid in full, second, to cash collateralize the Non-Exim Letter of Credit Accommodations, third, to reduce the Exim Revolving Loans until paid in full and fourth, to cash collateralize the Exim Letter of Credit Accommodations.
     (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing
Agreements may be charged directly to the loan account(s) of Borrower and a description thereof shall be set forth in the monthly statement provided under
Section 6.2 hereof. Agent shall, upon the direction of the Required Term Lenders, charge the account(s) of Borrower for all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements so long as (i) such amounts are due and payable to the Term Lenders and (ii) such amounts are paid for by advancing Non-Exim Revolving Loans and all conditions to the making of such Non-Exim Revolving Loans under Section
4.2 have been satisfied. Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the
Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.
     6.5     Authorization  to  Make  Loans
     .  Agent  and  Lenders  are  authorized  to  make the Loans and provide the
Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or any other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify whether such Loan or Letter of Credit Accommodation is an Exim Revolving Loan, Exim Letter of Credit Accommodation, Non-Exim Revolving Loan or Non-Exim Letter of Credit Accommodation, the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower or any Guarantor when deposited to the credit of Borrower or any Guarantor or otherwise disbursed or established in accordance with the instructions of Borrower or any Guarantor or in accordance with the terms and conditions of this Agreement.
     6.6     Use  of  Proceeds
     . Borrower shall use the initial proceeds of the Non-Exim Revolving Loans provided by Revolving Lenders hereunder only for: (a) payments to each of the Persons listed in the disbursement direction letter furnished by Borrower to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Non-Exim Revolving Loans made or Non-Exim Letter of Credit Accommodations provided to or for the benefit of Borrower pursuant to the provisions hereof shall be used by Borrower for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof; provided, that a portion of the
                                                --------
Non-Exim Revolving Loans may be used to repay Indebtedness existing under the Indenture in accordance with Section 9.23. All Exim Revolving Loans made or Exim Letter of Credit Accommodations provided to or for the benefit of Borrower pursuant to the provisions hereof shall be used by Borrower only for the manufacturing of, production of, or purchase and subsequent export sale of, finished goods which are intended for export from the United States and as more particularly described in the Exim Guarantee Documents. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.
     6.7     [Intentionally  Omitted].
6.8     Pro  Rata  Treatment
     .  Except  to  the  extent  otherwise  provided in this Agreement:  (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the applicable Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares of such Obligations and shall be distributed accordingly.
     6.9     Sharing  of  Payments,  Etc.
     (a) Borrower and each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrower or such Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower or such Guarantor), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.
(b) If any Lender (including Agent) shall obtain from Borrower or any Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrower or any Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.
(c) Borrower and each Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.
(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower or any Guarantor. If, under any applicable bankruptcy, insolvency or other similar law,  any  Lender  receives  a  secured  claim in lieu of a setoff to which this
Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.
     6.10     Settlement  Procedures.
     (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Revolving Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Revolving Lenders, the full amount of the Revolving Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Revolving Lenders pursuant to the terms hereof, without requirement of prior notice to Revolving Lenders of the proposed Revolving Loans.
(b) With respect to all Revolving Loans made by Agent on behalf of Revolving Lenders as provided in this Section, the amount of each Revolving Lender's Pro Rata Share of the outstanding Revolving Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Revolving Loans as of 5:00 p.m. Chicago time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Revolving Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Revolving Lender prior to 12:00 p.m. Chicago time, then such Revolving Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Chicago time on the same Business Day and if received by a Revolving Lender after 12:00 p.m. Chicago time, then such Revolving Lender shall make the settlement transfer by not later than 3:00 p.m. Chicago time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Revolving Lender's Pro Rata Share of the outstanding Revolving Loans is more than such Revolving Lender's Pro Rata Share of the outstanding Revolving Loans as of the end of the previous Settlement Period, then such Revolving Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase.
Alternatively, if the amount of a Revolving Lender's Pro Rata Share of the outstanding Revolving Loans in any Settlement Period is less than the amount of such Revolving Lender's Pro Rata Share of the outstanding Revolving Loans for the previous Settlement Period, Agent shall forthwith transfer to such Revolving Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Revolving Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Revolving Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Revolving Loans and Letter of Credit Accommodations. Each Revolving Lender
shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans to the extent such Revolving Loans have been funded by such Revolving Lender. Because Agent on behalf of Revolving Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when Revolving Lenders will actually advance and/or be repaid such Revolving Loans, interest with respect to Revolving Loans shall be allocated by Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Revolving Lender and Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by Borrower or actually settled with the applicable Revolving Lender as described in this Section.
(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Revolving Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Revolving Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Revolving Loan, prior to Agent's disbursement of such Revolving Loan to Borrower. In such event, all Revolving Loans under this
Agreement  shall  be  made  by  the  Revolving  Lenders  simultaneously  and proportionately to their Pro Rata Shares. No Revolving Lender shall be responsible for any default by any other Revolving Lender in the other Revolving Lender's obligation to make a Revolving Loan requested hereunder nor shall the Revolving Commitment of any Revolving Lender be increased or decreased as a result of the default by any other Revolving Lender in the other Revolving
Lender's  obligation  to  make  a  Revolving  Loan  hereunder.
(d) If Agent is not funding a particular Revolving Loan to Borrower pursuant to this Section on any day, Agent may assume that each Revolving Lender will make available to Agent such Revolving Lender's Pro Rata Share of the Revolving Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of Borrower on such day. If Agent makes such corresponding amount available to Borrower and such corresponding amount is not in fact made available to Agent by such Revolving Lender, Agent shall be entitled to recover such corresponding amount on demand from such Revolving Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Revolving Loans consisting of Revolving Loans. During the period in which such Revolving Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Revolving Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and Borrower shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower's receipt of such notice. A Revolving Lender who fails to pay Agent its Pro Rata Share of any Revolving Loans made available by Agent on such Revolving Lender's behalf, or any Revolving Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Revolving Lender". Agent shall not be obligated to transfer to a Defaulting Revolving Lender any payments received by Agent for the Defaulting Revolving Lender's benefit, nor shall a Defaulting Revolving Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Revolving Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Revolving Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Revolving Lender shall be deemed not to be a "Revolving Lender" and such Revolving Lender's Revolving Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Revolving Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Revolving Commitment of any Revolving Lender, or relieve or excuse the performance by Borrower or any Obligor of their duties and obligations hereunder.
(e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Revolving Commitment hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by any Revolving Lender hereunder in fulfilling its Revolving Commitment.
     6.11     Obligations  Several;  Independent  Nature  of  Lenders'  Rights
     . The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
SECTION  7.     COLLATERAL  REPORTING  AND  COVENANTS
                -------------------------------------
     7.1     Collateral  Reporting.
     (a) Borrower shall provide Agent with the following documents in a form satisfactory to Agent:
     (i) as soon as possible after the end of each Fiscal Month (but in any event within ten (10) Business Days after the end thereof), a monthly Borrowing Base Certificate in the form of Exhibit D hereto setting forth the calculation of the Borrowing Base and the Export-Related Borrowing Base as of the last Business Day of the immediately preceding Fiscal Month (or more frequently as Agent shall require if a Trigger Event exists and is continuing), which Borrowing Base Certificate shall be complete and accurate in all material respects as determined by Agent;
(ii) on a regular basis as required by Agent, schedules of sales made, credits issued and cash received;
(iii) as soon as possible after the end of each Fiscal Month (but in any event within ten (10) Business Days after the end thereof), on a monthly basis or more frequently as Agent may request after the occurrence of a Trigger Event,
(A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), (C) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger) and (D) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral);
(iv) upon Agent's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower or any Guarantor;
(v) such other reports as to the Collateral as Agent shall request from time to time.
     (b) During the existence of a Trigger Event, Borrower shall provide to Agent on a regularly scheduled basis as required by Agent, schedules in a form satisfactory to Agent reflecting sales made, credits issued, cash or other items of payment received and other data relating to the current calculation of the Borrowing Base and the Export-Related Borrowing Base, as well as the level of intercompany loan balances as Agent shall request.
(c) If Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower and such Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.
All documents delivered pursuant to this Section shall include the U.S. dollar equivalent of any values stated in a currency other than U.S. dollars.
     7.2     Accounts  Covenants.
     (a) Borrower shall notify Agent promptly of: (i) any material delay in Borrower's or any of its Subsidiaries performance of any of their respective material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to Borrower or any Guarantor relating to the financial condition of any account debtor and
(iii) any event or circumstance which, to the best of Borrower's or Guarantor's knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts or Eligible Export-Related Accounts Receivable. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of Borrower's or a Guarantor's business in accordance with practices and policies previously disclosed in writing to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrower and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.
(b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.
(c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.
     7.3     Inventory  Covenants
     . With respect to the Inventory: (a) Borrower and each Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's or such Guarantor's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower and Guarantors shall conduct cycle counts of the Inventory at least once each year which shall include counts of at least 85% of the Borrower's and Guarantors' Inventory; provided that Borrower and Guarantors shall conduct a physical count of the
    ----
Inventory at any time or times as Agent may request on or after an Event of Default, and promptly following such cycle count or physical count, as applicable, shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such count; (c) Borrower and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower or such Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, Borrower shall, at its expense, no more than once during any fiscal year, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely;
(e) Borrower and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) Borrower and each Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower or any Guarantor to repurchase such Inventory except for returns and repurchases in connection with any warranties issued on such Inventory in the ordinary course of business and upon accepting any return or making any repurchase, Borrower shall provide Agent with prompt notice thereof to the extent any return or repurchase involves Inventory with a Value in excess of $100,000 and Agent may adjust the Borrowing Base accordingly to reflect such returned or repurchased Inventory and the related Accounts; (i) Borrower and Guarantors shall keep the Inventory in good and marketable condition; and (j) Borrower and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.
     7.4     Equipment  and  Real  Property  Covenants
     . With respect to the Equipment and Real Property: (a) upon Agent's request, Borrower and Guarantors shall, at their expense, no more than once during each fiscal year, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrower and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in the business of Borrower and Guarantors and not for personal, family, household or farming use; (e) Borrower and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower or such Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property unless such real property is subject to one of the Mortgages; and (g) Borrower and each Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.
     7.5     Power  of  Attorney
     . Borrower and each Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as Borrower's and such Guarantor's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's, such Guarantor's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's or such Guarantor's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account,
(vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's or such Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill Borrower's or such Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower's or such Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse Borrower's or such Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in Borrower's or such Guarantor's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in Borrower's or such Guarantor's name for such purpose, and to complete in Borrower's or such Guarantor's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign Borrower's or such Guarantor's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Borrower and each Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender' s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
     7.6     Right  to  Cure
     . Agent may, at its option, upon notice to Borrower, (a) cure any default by Borrower or any Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of Borrower or any Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower or any Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower or any Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.
     7.7     Access  to  Premises
     . From time to time as requested by Agent, at the cost and expense of Borrower, (a) Agent or its designee shall have complete access to all of Borrower's and Guarantor's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's and Guarantor's books and records, including the Records, and (b) Borrower and each Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent's designee may use during normal business hours such of Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral; provided that, so long as no Event of Default exists and is continuing and Excess Availability is at least $10,000,000, Agent shall not conduct such inspections, verifications and audits more than three (3) times during any twelve-month period.
SECTION  8.     REPRESENTATIONS  AND  WARRANTIES
                --------------------------------
     Borrower and each Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrower:
     8.1     Corporate  Existence,  Power  and  Authority
     . Borrower and each Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's or Guarantor' s financial condition, results of operation or business or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Borrower's and Guarantor's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Borrower's or such Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower or any Guarantor. This Agreement and the other Financing Agreements to which Borrower or any Guarantor is a party constitute legal, valid and binding obligations of Borrower or such Guarantor enforceable in accordance with their respective terms.
     8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.
     (a) The exact legal name of Borrower and each Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. Neither Borrower nor any Guarantor has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.
(b) Borrower and each Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower and each Guarantor or accurately states that Borrower or such Guarantor has none and accurately sets forth the federal employer identification number of Borrower and each Guarantor.
(c) The chief executive office and mailing address of Borrower and each Guarantor and Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of Borrower or any Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower or Guarantor and sets forth the owners and/or operators thereof.
     8.3     Financial  Statements;  No  Material  Adverse  Change
     . All financial statements relating to Borrower or any Guarantor which have been or may hereafter be delivered by Borrower or any Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of
Borrower and such Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of Borrower or any Guarantor furnished by Borrower or any Guarantor to Agent prior to the date of this Agreement.
     8.4     Priority  of  Liens;  Title  to  Properties
     . The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Borrower and each Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.
     8.5     Tax  Returns
     . Borrower and each Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower and each Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.
     8.6     Litigation
     . Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of Borrower's or Guarantor's knowledge threatened, against or affecting Borrower or any Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's or Guarantor's knowledge threatened, against Borrower or any Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against Borrower or such Guarantor has or could reasonably be expected to have a Material Adverse Effect.
     8.7     Compliance  with  Other  Agreement  and  Applicable  Laws.
     (a) Borrower and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrower and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any
Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws.
(b) Borrower and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.
     8.8     Environmental  Compliance.
     (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrower, Guarantors and its Subsidiaries of Borrower or any Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced, released or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates or has violated any applicable Environmental Law or Permit, and the operations of Borrower,
Guarantors and its Subsidiaries of Borrower or any Guarantor complies in all material respects with all Environmental Laws and all Permits.
(b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any Guarantor and any Subsidiary of Borrower or any Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect Borrower or any Guarantor or its or their business, operations or assets or any properties at which Borrower or such Guarantor has transported, stored or disposed of any Hazardous Materials.
(c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrower, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.
(d) Borrower, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrower and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.
(e) No conditions exist at any property, whether or not owned or previously owned by Borrower, which could reasonably be expected to give rise to any liability under any Environmental Laws.
     8.9     Employee  Benefits.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's or Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b) There are no pending, or to the best of Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.
(c)     (i)  No  ERISA  Event  has  occurred or is reasonably expected to occur;
(ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and each Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and each Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and each Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.
     8.10     Bank  Accounts
     . All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower or any Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of Borrower and each Guarantor to establish new accounts in accordance with Section 5.2 hereof.
     8.11     Intellectual  Property
     . Borrower and each Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's and Guarantor's knowledge, (a) no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower or any Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower or any Guarantor contesting its right to sell or use any such Intellectual Property and (b) no third party has infringed or misappropriated any Intellectual Property owned or used by Borrower or any Guarantor. Schedule
8.11 to the Information Certificate sets forth all of the agreements or other arrangements of Borrower and each Guarantor pursuant to which Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower or such Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower or any Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by Borrower or any Guarantor which is owned by another person, or owned by Borrower or such Guarantor is (i) subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, or (ii) affixed to any Eligible Inventory, except (x) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (y) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by Borrower or such Guarantor under applicable law (including the United States Copyright Act of 1976).
     8.12     Subsidiaries;  Affiliates;  Capitalization;  Solvency.
     (a) Borrower and each Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.
(b) Borrower and each Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by Borrower or such Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which its Subsidiaries is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.
(c) The issued and outstanding shares of Capital Stock of Borrower and each Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing  to  Agent  prior  to  the  date  hereof.
(d) Borrower and each Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.
     8.13     Labor  Disputes.
     (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and each Guarantor and any union, labor organization or other bargaining agent in respect of the employees of Borrower or any Guarantor on the date hereof.
(b) There is (i) no significant unfair labor practice complaint pending against Borrower or any Guarantor or, to the best of Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or any Guarantor or, to best of Borrower's or Guarantor' s knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or any Guarantor or, to the best of Borrower's or Guarantor's knowledge, threatened against Borrower or any Guarantor.
     8.14     Restrictions  on  Subsidiaries
     . Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower or any Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets
(i)  between  Borrower  or any Guarantor and any of its or their Subsidiaries or
(ii) between any Subsidiaries of Borrower or any Guarantor or (b) the ability of Borrower or any Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.
     8.15     Material  Contracts
     . Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which Borrower or any Guarantor is a party or is bound as of the date hereof. Borrower and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrower and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention  of  any  other  party  thereto  to  terminate  any Material Contract.
     8.16     Payable  Practices
     . Borrower and each Guarantor have not made any material change in the historical accounts payable practices from those in effect at the time of Agent's most recent field examination conducted prior to the date hereof.
     8.17     Accuracy  and  Completeness  of  Information
     . All information furnished by Borrower or any Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.
     8.18     Senior  Indebtedness
     .  All  the  Obligations  constitute "Senior Indebtedness", as such term is defined  in  the  Indenture.
     8.19     Single  Economic  Enterprise
     . Borrower and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrower and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Borrower and Guarantors render certain services to or for the benefit of each other, purchase or sell and supply certain goods to or from or for the benefit of the others, make loans, advances and provide certain other financial accommodations to or for the benefit of each other (including, inter alia, the payment by Borrower and Guarantors of creditors of each other and guarantees by Borrower and Guarantors of the indebtedness of each other) and provide certain administrative, marketing, payroll and management services to or for the benefit of each other.
     8.20     Survival  of  Warranties;  Cumulative
     . All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower or any Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.
SECTION  9.     AFFIRMATIVE  AND  NEGATIVE  COVENANTS
                -------------------------------------
     9.1     Maintenance  of  Existence.
     (a) Borrower and each of its Subsidiaries shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except as to any Subsidiary as permitted in Section 9.7 hereto.
(b)     Neither  Borrower  nor  any  of  its  Subsidiaries shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation of Borrower or such Subsidiary providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower or such Subsidiary as soon as it is available.
(c) Neither Borrower nor any of its Subsidiaries shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. Neither Borrower nor any of its Subsidiaries shall change its type of organization, jurisdiction of organization or other legal structure.
     9.2     New  Collateral  Locations
     . Borrower and each Subsidiary may only open any new location within the continental United States provided Borrower or such Subsidiary (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.
     9.3     Compliance  with  Laws,  Regulations,  Etc.
     (a) Borrower and each Guarantor shall, and shall cause its Subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all  of  the  Environmental  Laws.
(b) Borrower and each Guarantor shall, and shall cause its Subsidiaries to, give written notice to Agent immediately upon Borrower's or such Guarantor's receipt of any notice of, or Borrower's or such Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or such Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower or Guarantors to Agent. Borrower and each Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.
(c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by Borrower or any Guarantor in order to avoid any non-compliance, with any Environmental Law, Borrower shall, at Agent's request and Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's or such Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.
(d) Borrower and each Guarantor shall, jointly and severally, indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower or any Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.
     9.4     Payment  of  Taxes  and  Claims
     . Borrower and each Guarantor shall, and shall cause its Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower and each Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrower and each Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by Borrower or such Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower or any Guarantor to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.
     9.5     Insurance
     . Borrower and each Guarantor shall, and shall cause its Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrower and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if Borrower or any Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower and each Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower and
Guarantors shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower and any Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender 's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by Borrower, Guarantor or any of its or their Affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.
     9.6     Financial  Statements  and  Other  Information.
     (a) Borrower and each Guarantor shall, and shall cause its Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower, such Guarantor and such Subsidiary in accordance with GAAP. Borrower and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrower and Guarantors, and to notify the auditors and accountants of Borrower and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower and Guarantors shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each Fiscal Month (or, for the Fiscal Month which is the final Fiscal Month in Borrower's fiscal quarter, within forty-five (45) days after the end of such Fiscal Month), monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow (which cash flow statements may be on a consolidated basis), and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such Fiscal Month, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, (x) whether Borrower and Guarantors are in compliance with the covenants set forth in Sections 9.17, 9.22, 9.23 and 9.25 of this Agreement for such month and (y) the DMC Sublimit as of the end of such month, (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow (which cash flow statements may be on a consolidated basis), and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and the absence of footnotes and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be BKD, LLP or another independent accounting firm selected by Borrower and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.
(b)     Borrower  and  Guarantors  shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $500,000 or which if adversely determined would result in any material adverse change in Borrower's or any Guarantor's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrower and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $500,000 shall have been entered against Borrower or any Guarantor or any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by Borrower or any Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.
(c) Borrower and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Borrower or any Guarantor sends to its stockholders generally and copies of all reports and registration statements which Borrower or any Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.
(d) Borrower and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower and Guarantors, as Agent may, from time to time, reasonably request (including, without limitation, an annually prepared monthly budget within thirty (30) days of the start of Borrower's fiscal year indicating line items for budgeted Borrowing Base levels and credit utilization). Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Borrower and each Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Borrower or any Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Borrower to Agent or such Lender in writing.
(e) Borrower shall furnish to Agent on the first Business Day of December of each fiscal year (commencing on December 1, 2005) a revised Schedule 6 to this Agreement setting forth each of the twelve (12) Fiscal Months for the immediately following fiscal year of Borrower.
     9.7     Sale  of  Assets,  Consolidation,  Merger,  Dissolution,  Etc
     . Borrower and each Guarantor shall not, and shall not permit any of its Subsidiaries (other than Agromarau Industria E. Commercio Ltda.) to, directly or indirectly,
     (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that any wholly-owned domestic Subsidiary of Borrower may merge with and into or consolidate with any other wholly-owned domestic Subsidiary of Borrower or any wholly-owned foreign Subsidiary of Borrower may merge with and into or consolidate with any other wholly-owned foreign Subsidiary of Borrower, provided, that, each of the following conditions is satisfied as determined by Agent in good faith: (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, and Borrower and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith;
(b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for
     (i)     sales  of  Inventory  in  the  ordinary  course  of  business,
(ii) the sale or other disposition of Equipment in the ordinary course of business (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of Borrower or any Guarantor) so long as (A) such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrower or as Agent may otherwise agree and (B) to the extent such Equipment to be sold is Eligible Equipment, Borrower provides Agent with prior written notice identifying such Equipment to be sold, and
(iii) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof; provided, that, (A) Agent shall have received not less than ten
(10) Business Days' prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale, (B) Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in
Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of
Borrower  with  Agent  and  Lenders  or  are  more  restrictive or burdensome to
Borrower than the terms of any Capital Stock in effect on the date hereof, (D) except as Agent may otherwise agree in writing, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine or at Agent's option, to be held as cash collateral for the Obligations and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,
(iv) the issuance of Capital Stock of Borrower consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of Borrower or such Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall Borrower or such Guarantor be required to issue, or shall Borrower or such Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,
     (c) wind up, liquidate or dissolve except that any Guarantor may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Guarantor shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which Borrower or any Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor shall be duly and validly transferred and assigned to Borrower, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets to of such Guarantor to Borrower, (iv) Agent shall have received all documents and agreements that Borrower or any Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) neither Borrower nor any Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder,
(vi)  Agent  shall  have  received  not  less  than ten (10) Business Days prior written notice of the intention of such Guarantor to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or
(d) agree to do any of the foregoing which are otherwise prohibited pursuant to Sections 9.7(a), 9.7(b) or 9.7(c) hereof.
     9.8     Encumbrances
     . Borrower and each Guarantor shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:
     (a) the security interests and liens of Agent for itself and the benefit of Lenders;
(b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;
(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's, such Guarantor's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;
(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower, such Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;
(e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;
(f) pledges and deposits of cash by Borrower or any Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrower or such Guarantor as of the date hereof;
(g) pledges and deposits of cash by Borrower or any Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrower or such Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;
(h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by Borrower or any Guarantor located on the premises of Borrower or such Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrower or such Guarantor and the precautionary UCC financing statement filings in respect thereof;
(i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;
(j) the security interests and liens set forth on Schedule 8.4 to the Information Certificate; and
(k) the security interests and liens on the assets of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent such Indebtedness is permitted under Section 9.9 hereof.
     9.9     Indebtedness
     . Borrower and each Guarantor shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:
                                                                   ------
     (a)     the  Obligations;
(b) purchase money Indebtedness (including Capital Leases but excluding operating leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower, such Guarantor or such Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;
(c) guarantees by Borrower or any Guarantor of the Obligations of the other Borrower or such Guarantors in favor of Agent for the benefit of Lenders;
(d) the Indebtedness of Borrower or any Guarantor arising after the date hereof pursuant to loans by Borrower or any Guarantor permitted under Section 9.10(g) hereof;
(e) unsecured Indebtedness of Borrower arising after the date hereof to any third person (but not to Borrower or any other Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent, Required Revolving Lenders and Ableco and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of Borrower or such Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine or at Agent's option, to be held as cash collateral for the Obligations, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) Borrower and such Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except that Borrower or such Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrower and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or any Guarantor or on its behalf promptly after the receipt thereof, or sent by Borrower or any Guarantor or on its behalf concurrently with the sending thereof, as the case may be;
(f) the Indebtedness set forth on Schedule 9.9 to the Information Certificate (including, without limitation, Indebtedness under the Indenture); provided, that, (i) Borrower and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof; provided, that Borrower may make Permitted Bond Repurchases in accordance with Section 9.23 hereof, (ii) Borrower and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except that Borrower and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease,  purchase  or  otherwise  acquire  such  Indebtedness,  or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or any Guarantor or on its behalf, promptly after the receipt thereof, or sent by Borrower or any Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;
(g) Indebtedness consisting of unsecured loans made by J. Craig Sloan to Borrower from time to time; provided, that, (i) the aggregate principal amount
                              --------  ----
of such loans outstanding at any time shall not exceed $2,500,000, (ii) the interest rate applicable to such loans shall never exceed the then applicable
Interest Rate with respect to Prime Rate loans that are Revolving Loans, (iii) all proceeds of such loans shall be paid to Agent for application to the Obligations in such order as Agent shall determine, (iv) Borrower shall not make any interest or principal payments on such loans at any time when an Event of Default has occurred and is continuing or would result from any such payment and
(v) Borrower shall not make any interest or principal payments on such loans if immediately before, and immediately after giving effect to, such payment, Excess Availability is less than $5,000,000; and
(h) Indebtedness incurred after the date hereof by a Foreign Subsidiary to any Person (other than to Borrower or any Subsidiary of Borrower); provided,
                                                                       --------
that, (i) at the time of incurring such Indebtedness, such Foreign Subsidiary is
   -
not an Obligor with respect to the Exim Revolving Loans and is not otherwise subject to the Exim Guarantee Documents, (ii) recourse for any such Indebtedness shall only be against such Foreign Subsidiary and the terms and conditions of such Indebtedness shall not restrict or in any manner affect the obligations of Borrower and the Guarantors under the Financing Agreements, (iii) at the time and after giving effect to such incurrence of Indebtedness, no Event of Default shall have occurred and be continuing, (iv) the aggregate amount of such Indebtedness that may be outstanding at any time to all Foreign Subsidiaries (other than Agromarau Industria E. Commercio Ltda.) shall not exceed $6,000,000 and (v) the proceeds of all such Indebtedness incurred under this clause (h) in excess of $1,000,000 at any time outstanding shall be used to prepay the Loans by (A) applying 50% of such excess proceeds (or such greater percentage to the extent the outstanding amount of Revolving Loans is or will become paid in full after the application in clause (B) below) to prepay the outstanding principal amount of the Term Loan and (B) applying the other 50% of such excess proceeds (or such greater percentage to the extent the Term Loan is or will become prepaid in full after the application in clause A above) against the then outstanding Fixed Asset Amount, in inverse order of maturity until reduced to $0, then to the remaining outstanding principal amount of Revolving Loans.
     9.10     Loans,  Investments,  Etc
     . Borrower and each Guarantor shall not, and shall not permit its Subsidiaries to, directly or indirectly, make any loans or advance money (including trade credit outstanding to any Foreign Subsidiary) or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:
     (a) the endorsement of instruments for collection or deposit in the ordinary course of business;
(b) investments in cash or Cash Equivalents, provided, that, (i) no Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;
(c) the existing equity investments of Borrower and each Guarantor as of the date hereof in its Subsidiaries, provided, that, neither Borrower nor any Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;
(d) loans and advances by Borrower or any Guarantor to employees of Borrower or such Guarantor not to exceed the principal amount of $250,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for Borrower or such Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);
(e) stock or obligations issued to Borrower or any Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower or such Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by Borrower or such Guarantor as Agent may request;
(f) obligations of account debtors to Borrower or any Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower or such Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower or such
Guarantor, such promissory note shall be endorsed to the order of Agent by Borrower or such Guarantor and promptly delivered to Agent as so endorsed;
(g) loans by Borrower or any Guarantor to Borrower or any other Guarantor after the date hereof, provided, that,
     (i) as to all of such loans, (A) within thirty (30) days after the end of each Fiscal Month, Borrower shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (C) as of the date of any such loan (except for Loans deemed made pursuant to Section 6.3(d) hereof) and after giving effect thereto, Borrower or any Guarantor making such loan shall be Solvent, and (D) as of the date of any such loan (except for Loans deemed made pursuant to Section 6.3(d) hereof) and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,
(ii) as to loans by a Guarantor to Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (B) promptly upon Agent's request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and Borrower, and (C) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;
(iii) as to loans by a Borrower to a Guarantor, as of the date of any such loan and after giving effect thereto, (A) Excess Availability shall be not less than $5,000,000 and (B) the aggregate amount of loans made to Guarantors which are outstanding at any time shall not exceed $3,000,000;
     (h) loans by Borrower after the date hereof to any Foreign Subsidiary; provided, that, (i) as to any such loan, Borrower complies with all the
--------   ----
conditions  set  forth  in  clause  (g)(i)  of  this  Section  9.10, (ii) Excess
--------
Availability  shall be no less than $5,000,000 after giving effect to such loan,
--------
(iii) the aggregate amount of loans made to such Foreign Subsidiaries (excluding Agromarau Industria E. Commercio Ltda.) which are outstanding at any time shall not exceed $500,000 and (iv) the aggregate amount of loans made to Agromarau Industria E. Commercio Ltda. which are outstanding at any time shall not exceed $500,000;
(i) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, Borrower and
              --------   ----
Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and Borrower and Guarantors shall furnish to Agent all notices or demands in connection with such loans and advances either received by Borrower or any Guarantor or on its behalf, promptly after the receipt thereof, or sent by Borrower or any Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;
(j) the making of Permitted Bond Repurchases in accordance with Section 9.23 hereof; and
(k) intercompany advances which consist of the deferred and/or unpaid balance of the purchase price of goods, materials and/or services provided by Borrower to any Foreign Subsidiary; provided, that the aggregate amount of such
                                     --------
advances does not exceed (i) $5,000,000 outstanding at any time in the aggregate for all Foreign Subsidiaries (other than Agromarau Industria E. Commercio Ltda.) and (ii) $500,000 outstanding at any time in the aggregate for Agromarau Industria E. Commercio Ltda.
     9.11     Dividends  and  Redemptions
     . Borrower and each Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of Borrower or such Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:
     (a) Borrower or any Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);
(b)     any Subsidiary of Borrower or a Guarantor may pay dividends to Borrower;
(c) so long as Borrower remains a Subchapter S Corporation under the Code for any fiscal year, Borrower may make distributions to its shareholders in the amounts of state and federal income tax payments (including estimated payments) to the extent then due and attributable to income of Borrower, determined using the highest state and federal income tax rates applicable to the shareholders of Borrower (herein "Tax Distributions"); provided, that, (i) prior to the making
                                         --------  ----
of Tax Distributions in any fiscal quarter, Borrower shall have provided to Agent (A) a schedule prepared by Borrower's tax accountants detailing the calculations of estimated Tax Distributions for such fiscal quarter and (B) any such additional information as Agent may reasonably request pertaining to such Tax Distributions; (ii) Agent has provided its prior written consent to such Tax Distributions which consent shall not be unreasonably withheld or delayed so long as (A) Agent is satisfied that the amount of such Tax Distributions has been properly ascertained and (B) no Event of Default has occurred and is continuing; and (iii) in the event that aggregate Tax Distributions in respect of any fiscal year exceed the actual state and federal income taxes of such shareholders attributable to the income of Borrower in respect of such fiscal year, Borrower shall demand a repayment of such excess from the applicable shareholders and, to the extent not repaid, shall offset such excess against any future Tax Distributions to such shareholders;
(d) Borrower may pay dividends, to the extent permitted by applicable law, in an aggregate amount of up to $83,333 in any calendar month so long as no (i) Event of Default has occurred and is continuing immediately before, and immediately after giving effect to, such dividend and (ii) Borrower is in compliance with Section 10.12 of the Indenture at the time of, and after giving effect to, such dividend; and
(e) Borrower and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower or such Guarantor is a party or by which Borrower or such Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $100,000.
     9.12     Transactions  with  Affiliates
     .  Borrower  and  each  Guarantor  shall  not,  directly  or  indirectly:
     (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of Borrower or such Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or Guarantor's business (as the case may be) and upon fair and reasonable terms no less favorable to Borrower or such Guarantor than Borrower or such Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person; provided that, in any event, Borrower may lease
                                 -------- ----
real estate and equipment from RAD Properties, Inc. and from Jerry Collins for rents not to exceed an aggregate amount of $450,000 per fiscal year; or
(b) make any payments (whether by fees, advances, loans or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of Borrower or such Guarantor, except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower or such Guarantor in the ordinary course of business, and (ii) payments by Borrower or any Guarantor to Borrower for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Borrower on behalf of Borrower or such Guarantor, in the ordinary course of their respective businesses, provided, that, the
                                                             --------  ----
aggregate amount of all such payments in any fiscal year shall not exceed $250,000.
     9.13     Compliance  with  ERISA
     .  Borrower  and  each  Guarantor  shall, and shall cause each of its ERISA
Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such Guarantor to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.
     9.14     End  of  Fiscal  Years;  Fiscal  Quarters
     . Borrower and each Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on dates which are thirteen (13), twenty-six (26), thirty-nine (39) and fifty-two (52) weeks following the prior fiscal year end.
     9.15     Change  in  Business
     . Borrower and each Guarantor shall not, and shall not permit its Subsidiaries to, engage in any business other than the business of Borrower, such Guarantor or such Subsidiary on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower, such Guarantor or such Subsidiary is engaged on the date hereof.
     9.16     Limitation  of  Restrictions  Affecting  Subsidiaries
     . Borrower and each Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of its Subsidiaries of Borrower or such
Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or such Guarantor or its Subsidiaries of Borrower or such Guarantor; (b) make loans or advances to Borrower or such Guarantor or its Subsidiaries of Borrower or such Guarantor, (c) transfer any of its properties or assets to Borrower or such Guarantor or its Subsidiaries of Borrower or such Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or such Guarantor or its Subsidiaries of Borrower or such Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or such Guarantor or its Subsidiaries of Borrower or such Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower or such Guarantor prior to the date on which such Subsidiary was acquired by Borrower or such Guarantor and outstanding on such acquisition date, (vi) any agreement relating to Indebtedness permitted under Section 9.9(h) hereof so long as such encumbrances and restrictions are imposed only on the Foreign Subsidiary incurring such Indebtedness and (vii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or
                                       --------   ----
restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.
     9.17     Secured  Indebtedness  to  EBITDA  Ratio
     . At any time any amount of the Term Loan is outstanding, Borrower and its Subsidiaries on a consolidated basis shall, at the end of each Fiscal Month, have a ratio of Secured Funded Debt to EBITDA for the twelve Fiscal Month period then ended of not more than 3:00 to 1:00.
     9.18     License  Agreements.
     (a)     Borrower  and  each  Guarantor  shall  (i)  promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to
Section 9.19(b) below, Borrower or such Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower or such Guarantor; provided, that, Borrower or such Guarantor (as the case may be) shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by Borrower or such Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by Borrower or such Guarantor in the case of a notice to Borrower or such Guarantor and concurrently with the sending thereof in the case of a notice from Borrower or such Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by Borrower or such Guarantor in connection with any material License Agreement which relates to the right of Borrower or such Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by Borrower or such Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.
(b) Borrower and each Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that Borrower or such Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of Borrower or such Guarantor to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of Borrower or such Guarantor, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to, perform any or all of such obligations of Borrower or such Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower or such Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.
     9.19     After  Acquired  Real  Property
     . If Borrower or any Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $250,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets) (but excluding any such Real Property and fixtures subject to a purchase money mortgage to secure Indebtedness incurred to purchase such Real Property and fixtures under Section 9.9(b) unless the fair market value of such Real Property and fixtures exceeds such purchase money Indebtedness by an amount equal to or greater than $250,000 and the mortgage holder does not prohibit a second lien in favor of Agent), without limiting any other rights of Agent or any Lender, or duties or obligations of Borrower or any Guarantor, promptly upon Agent's request, Borrower or such Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as Borrower or such Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith.
     9.20     Costs  and  Expenses
     . Borrower and Guarantors shall pay to Agent and Lenders on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent and Lenders during the course of periodic field examinations of the Collateral and Borrower's or such Guarantor's operations, plus a per diem charge at the rate of $800 per person per day for Agent's examiners in the field and office; and (g) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.
     9.21     Further  Assurances
     . At the request of Agent at any time and from time to time, Borrower and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrower or any Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.
     9.22     Fixed  Charge  Coverage  Ratio
     . At any time when a Trigger Event exists, Borrower and its Subsidiaries on a consolidated basis shall, at the end of each Fiscal Month (including as of the end of the Fiscal Month immediately prior to the occurrence of such Trigger Event), have a Fixed Charge Coverage Ratio for the twelve Fiscal Month period then ended of not less than 1:00 to 1:00.
     9.23     Permitted  Bond  Repurchases
     . Borrower and Guarantors shall not and shall not permit their Subsidiaries to prepay, repurchase or defease any Indebtedness existing under the Indenture (a "Bond Repurchase") except that Borrower may make one or more Bond Repurchases (each, a "Permitted Bond Repurchase") so long as (a) Borrower provides Agent with prior written notice of its proposal to engage in a Bond Repurchase specifying (i) the date of such Bond Repurchase, (ii) the face amount of the Indebtedness subject to such Bond Repurchase and (iii) the amount of Non-Exim Revolving Loans to be advanced to pay for such Bond Repurchase, (b) no Default or Event of Default has occurred and is continuing immediately before, and immediately after giving effect to, such Bond Repurchase, and (c) Borrower has Excess Availability immediately before, and immediately after giving effect to, such Bond Repurchase in an amount equal to at least (i) $5,000,000 at any time when the aggregate amount of Bond Repurchases (including the proposed Bond Repurchase) made by Borrower since the date hereof is less than or equal to
$12,500,000 or (ii) the greater of (A) $10,000,000 or (B) the amount equal to one hundred twenty-five (125%) percent of the then outstanding principal amount of the Term Loan at any time when the aggregate amount of Bond Repurchases (including the proposed Bond Repurchases) made by Borrower since the date hereof is greater than $12,500,000. Upon an advance of Non-Exim Revolving Loans to effectuate a Bond Repurchase, the Bond Repurchase Reserve shall be automatically reduced on a dollar for dollar basis.
     9.24     Sale  Leasebacks
     . Neither Borrower nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby Borrower or any of its Subsidiaries shall sell or transfer any property owned by it to a Person (other than Borrower or any of its Subsidiaries) in order then or thereafter to lease such property or lease other property which Borrower or any of its Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred.
     9.25     Excess  Availability
     . If Borrower's fiscal year certified audited financial statements delivered pursuant to Section 9.6(a) report a loss of net income (before taxes and excluding extraordinary gains but including extraordinary losses), Borrower shall maintain Excess Availability (calculated without giving effect to any limitation imposed by the Maximum Revolving Credit under clause (a)(ii) of the definition of Excess Availability) at all times of no less than an amount equal to six (6) months of aggregate amortization of the Equipment Sublimit and the Real Property Sublimit.
     9.26     Exim  Covenants
     . Borrower and each Guarantor shall comply with all the covenants, terms and conditions set forth in the Exim Guarantee Documents, which covenants, terms and conditions are incorporated into this Section 9.26(a) by reference.
     9.27     Bank  Accounts
     . With respect to each of the deposit accounts set forth on the Information Certificate as of the date hereof (other than those accounts for which Agent has received a Deposit Account Control Agreement), Borrower shall not, and shall not cause any Guarantor to, maintain in excess of $7,500 in any such deposit account(except that Borrower may maintain up to $75,000 at Flora Bank & Trust). At the request of Agent, Borrower shall deliver to Agent a
Deposit  Account  Control  Agreement  in  respect  of  any such deposit account.
SECTION  10.     EVENTS  OF  DEFAULT  AND  REMEDIES
                 ----------------------------------
     10.1     Events  of  Default
     . The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":
     (a) (i) Borrower fails to pay any of the Obligations when due or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, 9.16 and 9.18 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by Borrower or any Obligor of any such covenant or (iii) Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;
(b) any representation, warranty or statement of fact made by Borrower or any Obligor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;
(c) any Obligor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;
(d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $1,000,000 in any one case or in excess of $1,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of the Collateral having a value in excess of $1,000,000;
(e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;
(f) Borrower or any Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;
(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;
(h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property;
(i) any default in respect of any Indebtedness of Borrower or any Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;
(j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);
(k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $500,000;
(l)     any  Change  of  Control;
(m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental
Authority of Borrower or any Obligor of which Borrower, Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral having a value in excess of $250,000 or (ii) any other property of Borrower or any Guarantor which is necessary or material to the conduct of its business;
(n)     there  shall  be  a  material  adverse change in the business, assets or prospects  of  Borrower  or  any  Obligor  after  the  date  hereof;
(o) there shall be an event of default under any of the other Financing Agreements or any of the Exim Guarantee Documents; or
(p) Exim revokes or terminates, or purports to revoke or terminate, or otherwise contests or fails to honor its obligations to make payment under, the Exim Guarantee; provided, that the foregoing shall not be an Event of Default to
                --------
the extent no Exim Revolving Loans or Exim Letter of Credit Accommodations are outstanding and the Exim Guarantee Documents have been terminated.
     10.2     Remedies.
     (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation,  the  right  to  apply  to  a  court  of equity for an injunction to restrain a breach or threatened breach by Borrower or any Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof and Section 10.2(k) hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.
(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall, subject to Section 10.2(k) hereof, (i) accelerate the payment of all or a portion of the Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders, (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require Borrower or any Obligor, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower or any Obligor, which right or equity of redemption is hereby expressly waived and released by Borrower and Obligors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower and each Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrower will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.
(c) At any time or times that an Event of Default exists or has occurred and is continuing, subject to Section 10.2(k) hereof, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of Borrower or any Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, subject to Section 10.2(k) hereof, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise  or  otherwise,  and  upon  any  terms  or  conditions,  any and all
Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrower and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.
(d)     Notwithstanding  anything  to  the contrary contained herein, subject to
Section 10.2(k) hereof, Agent shall demand payment of the Obligations and commence and pursue such other Enforcement Actions, in each case as Agent in good faith deems appropriate upon the expiration of any Standstill Period; provided, that, (i) the applicable Specified Default has not been waived or cured, (ii) in the good faith determination of Agent, taking an Enforcement Action is permitted under the terms of this Agreement and applicable law, (iii) taking an Enforcement Action shall not result in any liability of Agent to Borrower, any Obligor or any other Person and (iv) Agent shall be entitled to all of the benefits of Section 12 hereof.
(e) If Agent determines at any time that any amount received by Agent must be returned to Borrower or any Obligor or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, that Agent is required to pay to Borrower or any Obligor or such other person (without setoff, counterclaim or deduction of any kind).
(f) Anything in this Agreement or otherwise to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action (other than actions against Agent for violating its obligations under this Agreement) to protect or enforce its rights arising out of this Agreement or one or more Financing Agreements without first obtaining the prior written consent of Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement or one or more Financing Agreements shall be taken in concert and at the direction or with the consent of Agent. Each Lender agrees and acknowledges that Agent may exercise all rights and remedies provided to Agent under, and in accordance with, the terms of the Financing Agreements and applicable law (including, without limitation, with respect to the liens granted to Agent).
(g) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower and each Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower or any Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrower and each Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or any Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.
(h) For the purpose of enabling Agent to exercise the rights and remedies hereunder, Borrower and each Guarantor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to Borrower or any Guarantor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower or any Guarantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
(i) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with
Section  6.4  hereof.  Borrower  and Guarantors shall remain liable to Agent and
Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.
(j) Without limiting the foregoing, subject to Section 10.2(k) hereof, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrower and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.
(k) To the extent the Required Lenders (or Required Term Lenders or Ableco under Section 10.2(d) hereof) request that Agent accelerate any portion of the Exim Facility (except for the automatic acceleration of the Exim Facility as a result of Events of Default arising under Sections 10.1(g) and 10.1(h) hereof), undertake any legal action with respect to the Exim Facility or exercise any remedies under the Financing Agreements in connection with the Exim Facility or the Exim Primary Collateral, the parties hereto agree that no such action shall be taken unless and until Agent has received the prior written consent of Exim pursuant to the Exim Guarantee Documents and at the request of Required Lenders (or Required Term Lenders or Ableco under Section 10.2(d) hereof), Agent shall promptly seek to obtain such written consent.
SECTION  11.     JURY  TRIAL  WAIVER;  OTHER WAIVERS AND CONSENTS; GOVERNING LAW
                 ---------------------------------------------------------------
     11.1     Governing  Law;  Choice  of  Forum; Service of Process; Jury Trial
Waiver.
     (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.
(b) Borrower, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the state courts located in Cook County, City of Chicago, Illinois and the United States District Court for the Northern District of Illinois whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against Borrower or any Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or any Guarantor or its or their property).
(c) Borrower and each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon Borrower or any Guarantor (or Borrower on behalf of Borrower or such Guarantor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower or such Guarantor shall appear in answer to such process, failing which Borrower or such Guarantor shall be deemed in default and judgment may be entered by Agent against Borrower or such Guarantor for the amount of the claim and other relief requested.
(d) BORROWER, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS
RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(e) Agent and Lenders shall not have any liability to Borrower or any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower or such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Borrower and each Guarantor:
(i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.
     11.2     Waiver  of  Notices
     . Borrower and each Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this
Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or any Guarantor which Agent or any Lender may elect to give shall entitle Borrower or such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
     11.3     Amendments  and  Waivers.
     (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrower; except, that, no such amendment, waiver, discharge or termination shall:
     (i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations, in each case without the consent of each Lender directly affected thereby,
(ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,
(iii) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,
(iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,
(v) consent to the assignment or transfer by Borrower or any Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,
(vi) amend, modify or waiver any terms of this Section 11.3 hereof, without the consent of Agent and all of Lenders, or
(vii) increase the advance rates constituting part of the Borrowing Base, without the consent of Agent and all of the Required Revolving Lenders. Notwithstanding anything to the contrary contained herein, (x) any amendment or waiver with respect to clause (D) of Section 6.4 shall only require the consent of Agent and the Required Revolving Lenders, (y) any amendment, waiver, discharge or termination in respect of any provision relating to the Exim Facility or Collateral securing the Exim Facility shall require the prior written approval of Exim and (z) any amendment, waiver, discharge or termination with respect to the following shall, in addition to the requisite number of Lenders required under this clause (a) above, require the consent of Agent and the Required Term Lenders:
     (A) the terms of Sections 9.17, 9.22, 9.23 and 9.25 hereof (or any definition with respect to financial terms used in such covenants in a manner which has the effect of reducing the amounts which Loan Parties are required to maintain pursuant to such covenants);
(B) the definitions of (1) "Borrowing Base" (but only to the extent such proposed change in the definition would increase the advance rates above those in effect on the date hereof), (2) "Eligible Accounts", "Eligible Equipment", Eligible FarmPro Accounts", "Eligible Real Property" and "Eligible Inventory" (but only to the extent such proposed change in any of such definitions would make any eligibility criteria less restrictive than the criteria in effect on the date hereof), (3) "Ableco", "Approved Fund", "Bond Repurchase Reserve", "Change of Control", "Eligible Transferee", "Enforcement Action", "Excess Availability", "Exim Excess Availability", "Exim Guarantee", "Export-Related Borrowing Base" (but only to the extent such proposed change in the definition would increase the advance rates above those in effect on the date hereof), (4) "Maximum Exim Revolving Credit", "Exim Revolving Loans", and "Exim Letter of Credit Accommodations" (but only to the extent such proposed change would have the effect of increasing the amount of Exim Revolving Loans or Exim Letter of Credit Accommodations available to Borrower), and (5) "Interest Rate" (but only to the extent such proposed change would change clause (a)(ii) and clause
(c)(ii) thereof), "Material Adverse Effect", "Maximum Credit" (but only to the extent such proposed change would have the effect of increasing the amount of Revolving Loans or Letter of Credit Accommodations available to Borrower), "Maximum Revolving Credit" (but only to the extent such proposed change would have the effect of increasing the amount of Revolving Loans or Letter of Credit Accommodations available to Borrower), "Maximum Term Credit", "Net Amount",
"Prime Rate" (but only to the extent such proposed change would change the Interest Rate of the Term Loan), "Priority Event", "Pro Rata Share" (but only to the extent such proposed change would change clause (a), (c) and (d) thereof), "Required Term Lenders", "Specified Default", "Standstill Period" and "Term Loan Termination Date"; and
(C) any of the following Sections in any material respect: 2.1 (but only to the extent such proposed change would have the effect of increasing the amount of Revolving Loans available to Borrower), 2.2 (but only to the extent such proposed change would have the effect of increasing the amount of Letter of Credit Accommodations available to Borrower), 2.3, 2.5, 3.2(b), 3.2(c) (as it relates to payments under the Fee Letter), 6.4 (other than clause (D) of Section 6.4), 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 10.1(a) (but only to the extent such proposed change would waive, or extend any applicable cure period with respect to, an Event of Default arising from any Section set forth in clause A. or C. of this Section 11.3(a)), 10.2(d), 11.3(a) (but only to the extent such proposed change relates to this provision that requires the consent of Agent and the Required Term Lenders), 12.8, 12.11(a), 12.11(b), 13.1 (but only to the extent that such proposed change relates to the Term Loan) or 13.6(a) (but only to the extent such proposed change would increase the $5,000,000 threshold).
     (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.
(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in the event that Borrower or any Guarantor requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders or the Required Term Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrower and Agent, the Required Lenders, Agent and Borrower may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for the termination of the Commitment of each of the Minority Lenders, the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrower and the Required Lenders may determine to be appropriate.
(d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this
Section  11.3.
     11.4     Waiver  of  Counterclaims
     . Borrower and each Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.
     11.5     Indemnification
     . Borrower and each Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrower and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrower or
Guarantors  as to any other Indemnitee).   To the extent that the undertaking to
indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, neither Borrower nor any Guarantor shall assert, and Borrower and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.
SECTION  12.     THE  AGENT
                 ----------
     12.1     Appointment,  Powers  and  Immunities
     . Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing
Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.
     12.2     Reliance  by  Agent
     . Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.
     12.3     Events  of  Default.
     (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated
to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.
(b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.
     12.4     Congress  in  its  Individual  Capacity
     . With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower or any Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
     12.5     Indemnification
     . Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting any obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.
     12.6     Non-Reliance  on  Agent  and  Other  Lenders
     . Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower or any Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any Obligor that may come into the possession of Agent.
     12.7     Failure  to  Act
     . Except for action expressly required of Agent hereunder and under the other Financing- Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
     12.8     Additional  Loans
.. Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to Borrower to exceed the Borrowing Base or the Export-Related Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Non-Exim Revolving Loans or provide such additional Non-Exim Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Non-Exim Revolving Loans or Non-Exim Letter of Credit Accommodations will cause the total outstanding Non-Exim Revolving Loans and Non-Exim Letter of Credit Accommodations to Borrower to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion; provided, that: (a) the total principal amount of the additional Non-Exim Revolving Loans or Non-Exim additional Letter of Credit Accommodations to Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Non-Exim Revolving Loans and Non-Exim Letter of Credit Accommodations equal or exceed the Borrowing Base, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(i) and (a)(ii) hereof then outstanding, shall not exceed the lesser of
(x)  an  amount  equal to ten percent (10%) of the Borrowing Base at any time or
(y) the Maximum Revolving Credit less the outstanding amount of all Exim Revolving Loans and Exim Letter of Credit Accommodations and (b) no such additional Non-Exim Revolving Loan or Non-Exim Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Non-Exim Revolving Loan or Non-Exim Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Revolving Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Non-Exim Revolving Loans or Non-Exim Letter of Credit Accommodations.
     12.9 Concerning the Collateral and the Related Financing Agreements . Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
     12.10 Field Audit, Examination Reports and Other Information; Disclaimer by Lenders
     .  By  signing  this  Agreement,  each  Lender:
     (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and monthly report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports");
(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, or (ii) shall not be liable for any information contained in any Report;
(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrower and Guarantors and will rely significantly upon Borrower's and Guarantors' books and records, as well as on representations of Borrower's and Guarantors' personnel; and
(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.
     12.11     Collateral  Matters.
     (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrower and Guarantors of the Loans and other Obligations or (iii) to pay any other amount chargeable to Borrower or any Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations; provided, that, the aggregate principal amount of the Special Agent Advances pursuant to clauses
(i) and(ii) above, plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed an amount equal to ten percent
(10%) of the Borrowing Base at any time. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to
Section 6.9, each Revolving Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Revolving Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Revolving Lender, Agent shall be entitled to recover such funds, on demand from such Revolving Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New
York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.
(b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Borrower or any Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $250,000 and to the extent permitted to be released under the Exim Guarantee Documents, or (v) upon the sale, lease, transfer, assignment or disposition of any property of Borrower or any Guarantor in connection with an Enforcement Action or (vi) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.
(c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower or any Guarantor in respect of) the Collateral retained by Borrower or such Guarantor.
(d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or any Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.
     12.12     Agency  for  Perfection
     . Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.
     12.13     Successor  Agent
     . Agent may resign as Agent upon thirty (30) days' notice to Lenders and Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent 's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
SECTION  13.     TERM  OF  AGREEMENT;  MISCELLANEOUS
                 -----------------------------------
     13.1     Term.
     (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, however, that the Term Loan shall be due and payable on the Term Loan Termination Date without regard to whether the term of this Agreement is extended. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least ninety (90) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Borrower may terminate this Agreement and the other Financing Agreements, in each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrower shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago time.
(b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower or any Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower and each Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrower or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.
(c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Revolving Lender's lost profits as a result thereof, Borrower agrees to pay to Agent for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to




  Period
-----------------------------------------------
Amount
-----------------------------------------------
                                                 From the date hereof to and including the
(i) 2.00% of Maximum Revolving. . . . . . . . .  first anniversary of the date hereof
Credit
                                                 From and after the first anniversary of the
                                                 date hereof to and including the second
(ii) 1.00% of Maximum Revolving . . . . . . . .  anniversary of the date hereof
Credit
                                                 From and after the second anniversary of the
                                                 date hereof to but not including the third
                                                 anniversary of the date hereof or if the term
(iii) 0.50% of Maximum Revolving. . . . . . . .  of this Agreement is extended, at any time
Credit. . . . . . . . . . . . . . . . . . . . .  prior to the end of the then current term.






Such  early  termination  fee  shall  be  presumed  to  be the amount of damages
--------------------------------------------------------------------------------
sustained  by  Agent and Revolving Lenders as a result of such early termination
--------------------------------------------------------------------------------
and  Borrower and Guarantors agree that it is reasonable under the circumstances
--------------------------------------------------------------------------------
currently  existing.  In addition, Agent and Revolving Lenders shall be entitled
--------------------------------------------------------------------------------
to  such  early  termination  fee  upon  the  occurrence of any Event of Default
--------------------------------------------------------------------------------
described  in  Sections  10.1(g) and 10.1(h) hereof, even if Agent and Revolving
--------------------------------------------------------------------------------
Lenders  do  not  exercise  the right to terminate this Agreement, but elect, at
--------------------------------------------------------------------------------
their  option,  to  provide  financing  to  Borrower  or  permit the use of cash
--------------------------------------------------------------------------------
collateral  under  the United States Bankruptcy Code.  The early termination fee
--------------------------------------------------------------------------------
provided  for  in this Section 13.1 shall be deemed included in the Obligations.
--------------------------------------------------------------------------------
Such  early termination fee shall be waived in the event of a refinancing of the
--------------------------------------------------------------------------------
Credit  Facility  pursuant  to  which all of the Obligations are paid in full in
--------------------------------------------------------------------------------
cash  and  for which Wachovia Bank, National Association or an Affiliate thereof
--------------------------------------------------------------------------------
serves  as  "Agent".
--------------------
     13.2     Interpretative  Provisions.
     (a)     All  terms used herein which are defined in Article 1, Article 8 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.
(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.
(c) All references to Borrower, any Guarantor, any Obligor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.
(d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(e) The word "including" when used in this Agreement shall mean "including, without limitation".
(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.
(g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by Borrower or any Guarantor at any time.
(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Agent prior to the date hereof.
(i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".
(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.
(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.
(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.
     13.3     Notices
     . All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):




                                                      The GSI Group, Inc.
  1004 E. Illinois Street
  Assumption, IL  62510
  Attention:  Russell C. Mello - CFO
  Telephone No.:  (217) 226-5026
  Telecopy No.:  (217) 226-6026
If to Borrower or any Guarantor:
  Mayer Brown Rowe & Maw LLP
  190 S. LaSalle Street
  Chicago, IL  60603
  Attention:  Ronald B. Given
  Telephone No.:  (312) 701-7382
  Telecopy No.:  (312) 706-8137
with a copy to:
  Congress Financial Corporation (Central)
  150 S. Wacker Drive
  Chicago, IL  60606
  Attention:  Steve Linderman - GSI Account Manager
  Telephone No.:  (312) 332-0420 ext. 231
  Telecopy No.:  (312) 444-9423
If to Agent:
  Latham & Watkins
  233 S. Wacker Drive, Suite 5800
  Chicago, IL  60606
  Attention:  Donald Schwartz
  Telephone No.:  (312) 876-7631
with a copy to:. . . . . . . . . . . . . . . . . . .  Telecopy No.:  (312) 997-9878



     13.4     Partial  Invalidity
     . If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     13.5     Successors
     . This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrower, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.6 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.
     13.6     Assignments;  Participations.
     (a) Each Lender may assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees or Approved Funds (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided that so long as no Event of Default has occurred and is continuing and Congress' Commitment is less than or equal to $50,000,000, the consent of Borrower shall be required in connection with any assignment to an Eligible Transferee described in clauses (c) and (d) of the definition of Eligible Transferee (such consent not to be unreasonably withheld); provided further that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Borrower or Agent shall not be required, the minimum assignment amount shall not be applicable such transfer or assignment shall not be required to be recorded by Agent on the Register in order to be effective, and payments of the processing fee shall not be required if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of a Lender or (y) in the case of any Term Lender, the assignee is an Affiliate (other than individual(s)) of such Term Lender or any Approved Fund; provided, however, that
                                                         --------  -------
Borrower and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until such time as written notice of such assignment shall have been delivered by the assigning Lender or the assignee to Agent.
(b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, any Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and the assigning
Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.
(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor or any of their Subsidiaries or the performance or observance by Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning Borrower or any Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.
(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrower or any Obligor hereunder shall be determined as if such Lender had not sold such participation.
(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.
(g) Borrower and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.6 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrower shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrower and Guarantors and their affairs provided, prepared or reviewed by Borrower or any Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.
(h) (i) A Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Term Note shall expressly so provide). Any assignment or sale of all or part of such Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Term Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Term Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Term Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Term Loan (and the Registered Term Note, if any evidencing the same), Agent and the Borrowers shall treat the Person in whose name such Loan (and the Registered Term Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of an assignment by a Lender to any of its Approved Funds that is not reflected in Agent's Register, the assigning Lender shall maintain a comparable register on behalf of Agent.
               (ii) In the event that any Term Lender sells participations in a Registered Term Loan, such Term Lender shall maintain a register on which it enters the name of all participants in such Registered Term Loan (the "Participant Register"). A Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Term Note shall expressly so provide). Any participation of such Registered Term Loan (and the Registered Term Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.
     (i) To the extent the ratio of (x) the outstanding principal balance of the Obligations (other than Obligations arising under the Exim Facility) to (y) the outstanding principal balance of the Obligations under the Exim Facility is less than 1.0 to 1.0, each of the Revolving Lenders agrees to, if requested by

Exim, assign to Exim all of its right, title and interest in and to (A) the portion of the Financing Agreements relating to the Exim Facility and (B) the Exim Primary Collateral, in each case pursuant to an assignment agreement, and such terms and conditions, that are acceptable to Exim, Agent and each Revolving Lender.
     13.7     Entire  Agreement
     . This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.
     13.8     Counterparts,  Etc
     . This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.
                            [signature page follows]

     IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantors have caused these presents to be duly executed as of the day and year first above written.






AGENT:
------------------------------------------------------------------
  BORROWER:
------------------------------------------------------------------
CONGRESS FINANCIAL CORPORATION
(CENTRAL). . . . . . . . . . . . . . . . . . . . . . . . . . . . .  THE GSI GROUP, INC.


By:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  By:
Title: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Title:

REVOLVING LENDERS:
------------------------------------------------------------------

CONGRESS FINANCIAL CORPORATION . . . . . . . . . . . . . . . . . .  GUARANTORS:
                                                                    --------------------------------
(CENTRAL)
  DAVID MANUFACTURING CO.

By:
Title: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  By:
  Title: _
------------------------------------------------------------------

FLEET CAPITAL CORPORATION. . . . . . . . . . . . . . . . . . . . .  ASSUMPTION LEASING COMPANY, INC.

By:
Title: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  By:
  Title:

TERM LENDERS:
------------------------------------------------------------------

ABLECO FINANCE LLC, on behalf of itself and its affiliate assigns

By:
Title:



------

                                    EXHIBIT A
                                    ---------
                                       TO
                                       --
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                       -----------------------------------

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _____________, 200_ is made between ________________________ (the
"Assignor")  and  ____________________  (the  "Assignee").
                              W I T N E S S E T H:

     WHEREAS, Congress Financial Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the lenders that are parties thereto (in such capacity, "Agent"), and the lenders that are parties to the Loan Agreement (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to The GSI Group, Inc. ("Borrower") as set forth in the Loan and Security Agreement, dated _________, 2003, by and among Borrower, certain of its affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");
WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the "Committed Loans") to Borrower in an aggregate amount not to exceed $___________ (the "Commitment");
WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $______________ (the "Assigned Commitment Amount") on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
     1.     Assignment  and  Acceptance.
            ---------------------------
     (a)     Subject  to  the  terms  and  conditions  of  this  Assignment  and
Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee and the Commitment of Assignor shall be as set forth below and the Pro Rata Share of Assignee shall be _______ (__%)
percent  and  the  Pro  Rata  Share  of  Assignor  shall  be ____ (__%) percent.
(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee;
provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.
(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee's Commitment will be $_____________.
(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor's Commitment will be $______________.
     2.     Payments.  As  consideration  for  the sale, assignment and transfer
            --------
contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee's Pro Rata Share of the principal amount of all Committed Loans.
3.     Reallocation  of Payments.  Any interest, fees and other payments accrued
       -------------------------
to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.
4.     Independent Credit Decision.  Assignee  acknowledges that it has received
       ---------------------------
a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrower and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.
5.     Effective  Date;  Notices.
       -------------------------
     (a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be _______________, 200_ (the "Effective Date"); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:
     (i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;
(ii) the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;
(iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Borrower and Agent; and
(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance.
     (b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.
     [6.   Agent.  [INCLUDE  ONLY  IF  ASSIGNOR  IS  AN  AGENT]
           -----
     (a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.
(b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]
     7.     Withholding  Tax.  Assignee (a) represents and warrants to Assignor,
            ----------------
Agent and Borrower that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrower with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and
Borrower prior to the time that Agent or Borrower are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
     8.     Representations  and  Warranties.
            --------------------------------
     (a) Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and this Assignment and Acceptance has been duly executed and delivered  by  it  and  constitutes  the  legal, valid and binding obligation of
Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.
(b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrower, Guarantors or any of their respective Affiliates, or the performance or observance by Borrower, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.
(c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder,
(ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights to general equitable principles.
     9.     Further  Assurances.  Assignor  and  Assignee  each  hereby agree to
            -------------------
execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrower or Agent, which may be required in connection with the assignment and assumption contemplated hereby.
     10.     Miscellaneous.
             -------------
     (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.
(b) All payments made hereunder shall be made without any set-off or counterclaim.
(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.
(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Cook County, Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.
(f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.
[ASSIGNOR]


By:
Title:

[ASSIGNEE]


By:
Title:

                                   SCHEDULE 1
                       NOTICE OF ASSIGNMENT AND ACCEPTANCE
                       -----------------------------------


                                  ______, 200__



Attn.:

     Re:
Ladies  and  Gentlemen:

     Congress Financial Corporation (Central), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the lenders that are parties thereto (in such capacity, "Agent"), and the lenders that are parties to the Loan Agreement (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to The GSI Group, Inc. as set forth in the Loan and Security Agreement, dated _____________, 2003, by and among Borrower, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
1. We hereby give you notice of, and request your consent to, the assignment by __________________________ (the "Assignor") to ___________________________
(the "Assignee") such that after giving effect to the assignment Assignee shall have an interest equal to ________ (__%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand that the Assignor's Commitment shall be reduced by $_____________.
2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

     3.     The  following  administrative  details  apply  to  Assignee:
(A)     Notice  address:


Assignee  name:
Address:


Attention:
Telephone:
Telecopier:

(B)     Payment  instructions:

Account  No.:
At:


Reference:
Attention:

     4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.
Very  truly  yours,

[NAME  OF  ASSIGNOR]


By:
Title:

[NAME  OF  ASSIGNEE]

By:
Title:

ACKNOWLEDGED  AND  ASSIGNMENT
CONSENTED  TO:

CONGRESS  FINANCIAL  CORPORATION
(____________),  as  Agent


By:
Title:

------

                                    EXHIBIT C
                                       TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                             Compliance Certificate
                             ----------------------

To:     Congress  Financial  Corporation
(_________),  as  Agent
_________________________
_________________________


Ladies  and  Gentlemen:

     I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:
1. I am the duly elected Chief Financial Officer of The GSI Group, Inc., a Delaware corporation ("Borrower"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated ______, 2003, by and among Congress Financial Corporation (Central) as agent for the lenders party thereto (in such capacity, "Agent") and the lenders party thereto (collectively, "Lenders"), Borrower and certain of its affiliates (as such Loan and Security Agreement is amended, modified or supplemented, from time to time, the "Loan Agreement").
2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrower and Guarantors, during the immediately preceding Fiscal Month.
3. The review described in Section 2 above did not disclose the existence during or at the end of such Fiscal Month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower or any Guarantor has taken, is taking, or proposes to take with respect to such condition or event.
4. I further certify that, based on the review described in Section 2 above, Borrower and Guarantors have not at any time during or at the end of such Fiscal Month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:
(a) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b) Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.
(c) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to Borrower or any Guarantor during or at the end of such period materially adversely changed the terms upon which it supplies goods to Borrower or such Guarantor.
(d) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.
(e) Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent: (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by Borrower or any Guarantor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or
(D) any other environmental, health or safety matter, which has a material adverse effect on Borrower or any Guarantor or its business, operations or assets or any properties at which Borrower or such Guarantor transported, stored or disposed of any Hazardous Materials.
(f) Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by Borrower or any Guarantor.
     5. Attached hereto as Schedule III are the calculations used in determining, as of the end of such Fiscal Month whether Borrower and Guarantors are in compliance with the covenants set forth in Sections 9.17, 9.22, 9.23 and
9.25  of  the  Loan  Agreement  for  such Fiscal Month and setting forth the DMC
Sublimit  as  of  the  end  of  such  Fiscal  Month.
The foregoing certifications are made and delivered this day of ___________, 20__.
Very  truly  yours,


By:
Title: